                                                                  EXECUTION COPY

================================================================================

                            STOCK PURCHASE AGREEMENT

                                  by and among

                                    AOL LLC,

                           TEGIC COMMUNICATIONS, INC.

                                       and

                           NUANCE COMMUNICATIONS, INC.

                            Dated as of June 21, 2007

================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I DEFINITIONS....................................................     1
   SECTION 1.1     Certain Defined Terms.................................     1
   SECTION 1.2     Other Defined Terms...................................     6

ARTICLE II PURCHASE AND SALE.............................................     7
   SECTION 2.1     Purchase and Sale.....................................     7
   SECTION 2.2     Closing...............................................     7
   SECTION 2.3     Closing Deliveries by Seller..........................     8
   SECTION 2.4     Closing Deliveries by Purchaser.......................     8

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER.....................     9
   SECTION 3.1     Organization..........................................     9
   SECTION 3.2     Authority; Enforceability.............................     9
   SECTION 3.3     Non-Contravention.....................................     9
   SECTION 3.4     Governmental Consents.................................    10
   SECTION 3.5     Capitalization of the Company.........................    10
   SECTION 3.6     Company Subsidiaries..................................    10
   SECTION 3.7     Financial Information.................................    10
   SECTION 3.8     Absence of Undisclosed Liabilities....................    11
   SECTION 3.9     Indebtedness..........................................    11
   SECTION 3.10    Absence of Certain Changes or Events..................    11
   SECTION 3.11    Contracts.............................................    12
   SECTION 3.12    Compliance with Law...................................    14
   SECTION 3.13    Litigation............................................    15
   SECTION 3.14    Minute Books..........................................    15
   SECTION 3.15    Employee Compensation and Benefit Plans; ERISA........    15
   SECTION 3.16    Labor Matters.........................................    16
   SECTION 3.17    Real and Personal Property............................    16
   SECTION 3.18    Intellectual Property.................................    17
   SECTION 3.19    Environmental Laws....................................    21
   SECTION 3.20    Taxes.................................................    22
   SECTION 3.21    Bank Accounts.........................................    23
   SECTION 3.22    Brokers...............................................    23
   SECTION 3.23    Customers.............................................    23
   SECTION 3.24    No Other Representations or Warranties................    23

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER...................    24
   SECTION 4.1     Organization..........................................    24
   SECTION 4.2     Authority; Enforceability.............................    24
   SECTION 4.3     Non-Contravention.....................................    24
   SECTION 4.4     Governmental Consents.................................    25

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                                                            ----
   SECTION 4.5     Purchase for Investment...............................    25
   SECTION 4.6     Financing.............................................    25
   SECTION 4.7     Solvency..............................................    25
   SECTION 4.8     Brokers...............................................    25

ARTICLE V ADDITIONAL AGREEMENTS..........................................    25
   SECTION 5.1     Conduct of Business Prior to the Closing..............    25
   SECTION 5.2     Procedures for Requesting Purchaser Consent...........    28
   SECTION 5.3     Access to Information.................................    28
   SECTION 5.4     Further Action; Reasonable Best Efforts...............    29
   SECTION 5.5     Resignations..........................................    30
   SECTION 5.6     Directors' and Officers' Indemnification and
                   Insurance.............................................    30
   SECTION 5.7     Third Party Consents..................................    32
   SECTION 5.8     FIRPTA Compliance.....................................    32
   SECTION 5.9     Additional Instruments and Further Assurances.........    32
   SECTION 5.10    Books and Records.....................................    33
   SECTION 5.11    Public Announcements..................................    33
   SECTION 5.12    Financing.............................................    33
   SECTION 5.13    Intellectual Property.................................    33
   SECTION 5.14    Real Property.........................................    34
   SECTION 5.15    Financial Statements..................................    34
   SECTION 5.16    Account Administration................................    36
   SECTION 5.17    Integration Assistance Until the Closing Date.........    36
   SECTION 5.18    Seattle Sublease......................................    36

ARTICLE VI EMPLOYEE MATTERS..............................................    36
   SECTION 6.1     Employee Matters......................................    36
   SECTION 6.2     No Third Party Beneficiaries..........................    39

ARTICLE VII TAX MATTERS..................................................    39
   SECTION 7.1     Tax Returns; Responsibility for Pre-Closing Taxes.....    39
   SECTION 7.2     Refunds and Tax Benefits..............................    40
   SECTION 7.3     Carrybacks............................................    41
   SECTION 7.4     Transfer Taxes........................................    41
   SECTION 7.5     Tax Sharing Agreements................................    41
   SECTION 7.6     Tax Treatment of Indemnity Payments...................    41
   SECTION 7.7     Tax Cooperation.......................................    41
   SECTION 7.8     Survival..............................................    41
   SECTION 7.9     Tax Contest...........................................    42

ARTICLE VIII CONDITIONS TO CLOSING.......................................    43
   SECTION 8.1     Mutual Conditions to Closing..........................    43

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                                                            ----
   SECTION 8.2     Conditions to Obligations of Purchaser................    43
   SECTION 8.3     Conditions to Obligations of Seller...................    44

ARTICLE IX INDEMNIFICATION...............................................    44
   SECTION 9.1     Survival of Representations and Warranties............    44
   SECTION 9.2     Indemnification.......................................    44
   SECTION 9.3     Limits on Indemnification.............................    48
   SECTION 9.4     Computation of Indemnifiable Losses...................    49
   SECTION 9.5     Access................................................    49
   SECTION 9.6     Mitigation of Damages.................................    49
   SECTION 9.7     Indemnification as Exclusive Remedy...................    49

ARTICLE X TERMINATION, AMENDMENT AND WAIVER..............................    50
   SECTION 10.1    Termination...........................................    50
   SECTION 10.2    Effect of Termination.................................    50
   SECTION 10.3    Expenses..............................................    51
   SECTION 10.4    Amendment.............................................    51
   SECTION 10.5    Waiver................................................    51

ARTICLE XI GENERAL PROVISIONS............................................    51
   SECTION 11.1    Materiality; Disclosure Letter........................    51
   SECTION 11.2    Notices...............................................    52
   SECTION 11.3    Severability..........................................    53
   SECTION 11.4    Entire Agreement, Parties.............................    53
   SECTION 11.5    Assignment............................................    53
   SECTION 11.6    No Third Party Beneficiaries..........................    53
   SECTION 11.7    Governing Law.........................................    54
   SECTION 11.8    Specific Performance; Jurisdiction....................    54
   SECTION 11.9    WAIVER OF JURY TRIAL..................................    54
   SECTION 11.10   Interpretation........................................    54
   SECTION 11.11   Counterparts..........................................    55

EXHIBITS

     Exhibit A - Accounting Principles and Methodologies

     Exhibit B - Form of Intellectual Property License Agreement

     Exhibit C - Form of Transition Services Agreement

     Exhibit D - Form of Bank Account Designation

     Exhibit E - List of Company Personnel for Purposes of the Definition of
                 Knowledge

     Exhibit F - Seattle Sublease

                            STOCK PURCHASE AGREEMENT

          STOCK PURCHASE AGREEMENT, dated as of June 21, 2007 (this "AGREEMENT"), is by and among AOL LLC, a Delaware limited liability company ("SELLER"), Nuance Communications, Inc., a Delaware corporation ("PURCHASER"), and, solely with respect to ARTICLE V (with respect to obligations to be performed by it prior to the Closing) and ARTICLE XI, Tegic Communications, Inc., a Washington corporation (the "COMPANY").

                                   WITNESSETH:

          WHEREAS, Seller owns 1,000 shares of the common stock, par value $0.01 per share (the "COMMON STOCK"), of the Company, representing 100% of the outstanding shares of capital stock of the Company (the "SHARES"); and

          WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Shares pursuant to this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual terms, conditions and agreements set forth herein, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

          SECTION 1.1 Certain Defined Terms. As used in this Agreement, the following terms have the following meanings:

          "ANTITRUST LAW" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, directives, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger, acquisition, or business combination, however described.

          "ACCOUNTING PRINCIPLES AND METHODOLOGIES" means the accounting principles and methodologies set forth in EXHIBIT A attached hereto.

          "ACQUIRED COMPANY EMPLOYEE" means an employee of the Company in the United States.

          "ACTION" means any action, suit, arbitration, inquiry or proceeding by or before any Governmental Authority.

          "AFFILIATE" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

          "BUSINESS DAY" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMPANY MATERIAL ADVERSE EFFECT" means any change, event or effect that is materially adverse to the business, assets (whether tangible or intangible), financial condition or operations of the Company; provided, however, that in no event shall any of the following be taken into account in determining whether there has been or will be a Company Material Adverse Effect:
(i) any effects resulting from general changes or developments in the industries in which the Company operates or changes or developments in markets or commodity prices so long as such effects do not disproportionately affect the Company in any material respect, (ii) any effects resulting from changes in general economic conditions so long as such effects do not disproportionately affect the Company in any material respect, (iii) any effects resulting from the announcement of this Agreement and the transactions contemplated hereby, or the performance of this Agreement and the transactions contemplated hereby, including compliance with the covenants set forth herein, (iv) any effects resulting from any actions required under this Agreement to obtain any approval or authorization under applicable Antitrust Laws for the consummation of the transactions contemplated by this Agreement, (v) any effects resulting from changes in any Laws or applicable accounting regulations or principles, or (vi) any effects resulting from any existing event, occurrence or circumstance with respect to which Purchaser has Knowledge as of the date of this Agreement if the adverse effect on the Company caused by such existing event, occurrence or circumstance would have been reasonably foreseeable by a Person with Purchaser's Knowledge thereof at the date of this Agreement.

          "CONFIDENTIALITY AGREEMENT" means the confidentiality agreement dated February 23, 2007, between Purchaser and Seller.

          "CONSOLIDATED OR COMBINED RETURN" means any Tax Return that is filed on a consolidated, combined or unitary basis and that includes the Company, on the one hand, and Seller or its Affiliates (other than the Company), on the other hand.

          "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by contract or otherwise, including, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

          "EMPLOYEE" means an Acquired Company Employee or a Non-U.S. Employee.

          "ENCUMBRANCE" means any security interest, pledge, mortgage, lien, charge, option to purchase or lease or otherwise acquire any interest, conditional sales agreement, restriction, covenant, easement, right of way, title defect, adverse claim of ownership or use or other encumbrance of any kind other than those arising by reason of restrictions on transfers under federal, state and foreign securities Laws.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "GAAP" means United States generally accepted accounting principles and practices as in effect from time to time.

          "GOVERNMENTAL AUTHORITY" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

          "GOVERNMENTAL ORDER" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

          "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "INCOME TAXES" means any Tax based upon, measured by, or calculated with respect to (i) net income or profits (including, but not limited to, any capital gains, minimum Tax and any Tax on items of Tax preference, but not including sales, use, real or personal property, gross or net receipts, transfer or similar Taxes) or (ii) multiple bases (including, but not limited to, corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based, measured by, or calculated with respect to, is described in clause (i) above.

          "INDEBTEDNESS" means, with respect to any Person, (i) indebtedness of such Person for borrowed money, (ii) other indebtedness of such Person evidenced by notes, bonds or debentures and (iii) capitalized leases classified as indebtedness of such Person under GAAP.

          "INTELLECTUAL PROPERTY" means all technology and all United States and foreign intellectual property, including without limitation all of the following and all rights associated therewith: (i) patents, inventions, discoveries, processes, techniques and know-how; (ii) copyrights, copyrightable works and other works of authorship (including computer programs, source code and executable code (whether embodied in software, firmware, code, or otherwise), architecture, documentation, designs, databases, data and related items, Internet site content, graphics, photography, textual works, characters, audiovisual works, musical compositions, sound recordings, and pictorial, graphic and sculptural works); (iii) trademarks, service marks, trade names, domain names, logos, trade dress and other source indicators, and the goodwill of the business appurtenant thereto ("TRADEMARKS"); and (iv) trade secrets, ways of doing business and confidential information.

          "INTELLECTUAL PROPERTY LICENSE" means the Intellectual Property License, substantially in the form of EXHIBIT B hereto, between Seller and the Company.

          "KNOWLEDGE" means (i) with respect to Purchaser, the actual knowledge of the executive officers of Purchaser and (ii) with respect to Seller, the actual knowledge of the individuals listed on EXHIBIT E, in each case so long as such Persons shall have made reasonable inquiry of those employees of Purchaser, Seller or the Company, as the case may be, whom such individuals reasonably believe would have actual knowledge of the matters represented.

          "LAW" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code or other requirement of law of a Governmental Authority or any Governmental Order.

          "LIABILITIES" means any and all liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured.

          "NON-U.S. EMPLOYEE" means an employee of the Company in a non-U.S. jurisdiction.

          "NON-U.S. SERVICE PROVIDER" means an individual who is primarily dedicated to supporting the Company's business in a non-U.S. jurisdiction and who is not a Non-U.S. Employee.

          "PERMITTED ENCUMBRANCES" means (i) liens for Taxes, assessments and governmental charges or levies not yet due and payable or being contested by appropriate proceedings and for which adequate reserves have been established,
(ii) Encumbrances imposed by Law, (iii) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations, (iv) mechanics', carriers', workers', repairers' and similar Encumbrances arising or incurred in the ordinary course of business consistent with past practices for amounts not yet due and payable,
(v) zoning, entitlement and other land use and environmental regulations by Governmental Authorities, (vi) such other imperfections or irregularities in title, charges, easements, survey exceptions, reciprocal easement agreements, restrictions and other customary encumbrances on title to real property so long as none of the foregoing, in the aggregate, materially adversely affect the continued use of the Leased Real Property to which they relate in the conduct of the business currently conducted thereon, (vii) as to any Leased Real Property, any Encumbrance affecting the interest of the lessor thereof, and (viii) any matters disclosed in title reports or surveys delivered or made available to Purchaser.

          "PERSON" means any individual, partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company or other entity.

          "PURCHASER MATERIAL ADVERSE EFFECT" means any change, event or effect that will or is reasonably likely to materially impede the ability of Purchaser to consummate the transactions contemplated by this Agreement in accordance with the terms hereof.

          "SEATTLE PROPERTY" means the real property leased by Seller pursuant to the Office Lease between 1000-1100 Dexter Avenue, Inc. and America Online, Inc. (now known as

AOL LLC), dated July 28, 1999, as amended by the First Amendment dated December 2, 1999, the Second Amendment dated December 10, 1999, the Third Amendment dated August 4, 2005 and the Fourth Amendment dated March 24, 2006.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "SELLER MATERIAL ADVERSE EFFECT" means any change, event or effect that will or is reasonably likely to materially impede the ability of Seller to consummate the transactions contemplated by this Agreement in accordance with the terms hereof.

          "SUBSIDIARIES" of a Person means any and all corporations, partnerships, limited liability companies and other entities, whether incorporated or unincorporated, with respect to which such Person, directly or indirectly, owns securities having the power to elect a majority of the board of directors or similar body governing the affairs of such entity.

          "TAX" means any federal, state, provincial, local, territorial and foreign income, profits, franchise, license, capital, capital gains, transfer, ad valorem, wage, severance, occupation, import, custom, gross receipts, payroll, sales, employment, use, property, real estate, excise, value added, goods and services, estimated, stamp, alternative or add-on minimum, environmental, withholding and any other taxes, duties, assessments or governmental tax charges of any kind whatsoever, together with all interest and penalties imposed with respect to such amounts.

          "TAX AUTHORITY" means any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority.

          "TAX RETURN" means any returns, declarations, reports, claims for refund or information returns or statements relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof filed or to be filed with any Tax Authority in connection with the determination, assessment or collection of Taxes.

          "TRANSFER TAXES" means all sales, use, value added, goods and services, excise, multi-stage, retail sales and land transfer taxes, stamp duties, stamp duty reserve tax, stamp duty land tax and any other similar taxes, duties, assessments or governmental charges, together with all interest, penalties and additions imposed with respect to such amounts.

          "TRANSITION SERVICES AGREEMENT" means the Transition Services Agreement, substantially in the form attached as EXHIBIT C hereto, among Seller, Purchaser and the Company.

          "WBCA" means the Business Corporation Act of the State of Washington.

          "WILDSEED" means Wildseed LLC, a Delaware limited liability company.

          "WILDSEED AGREEMENT" means the Agreement and Plan of Merger, dated as of July 19, 2005, among America Online, Inc. (now known as AOL LLC), the Company, WS Acquisition Corporation, Wildseed Ltd. (now known as Wildseed LLC) and the other parties thereto.

          SECTION 1.2 Other Defined Terms. The following terms have the meanings ascribed to such terms in the Sections set forth below:

TERM                                                                   SECTION
----                                                                 -----------
Agreement.........................................................      Preamble
Assigned Lease....................................................       5.14(a)
Basket............................................................        9.3(a)
Benefit Plans.....................................................       3.15(a)
Claim Notice......................................................        9.2(c)
Closing...........................................................           2.2
Closing Date......................................................           2.2
Common Stock......................................................      Preamble
Company...........................................................      Preamble
Company Authorizations............................................          3.12
Company Registered Intellectual Property..........................       3.18(c)
Company Source Code...............................................       3.18(g)
Currently Contemplated To Be Conducted............................       3.18(a)
Disclosure Letter.................................................     Article 3
DOJ...............................................................        5.4(b)
Environmental Laws................................................       3.19(d)
Environmental Permits.............................................       3.19(d)
Excepted Representations..........................................           9.1
Expenses..........................................................          10.3
Financial Statements..............................................        3.7(a)
Financing.........................................................        4.6(a)
Financing Commitments.............................................        4.6(a)
FIRPTA Compliance Certificate.....................................        2.3(f)
FTC...............................................................        5.4(b)
GAAP Financial Statements.........................................   5.15(a)(ii)
Incorporated Open Source Software.................................       3.18(i)
Indemnified Company Persons.......................................        5.6(a)
Indemnified Party.................................................        9.2(c)
Indemnifying Party................................................        9.2(c)
Leased Real Property..............................................       3.17(b)
Loss..............................................................        9.2(a)
Material Contract.................................................       3.11(a)
Materials of Environmental Concern................................       3.19(d)

TERM                                                                   SECTION
----                                                                 -----------
Maximum Amount....................................................        9.3(b)
Non-GAAP Financial Statements.....................................    5.15(a)(i)
Pre-Closing Tax Period............................................        7.1(c)
Purchase Price....................................................           2.1
Purchaser.........................................................      Preamble
Real Property Lease...............................................       3.17(b)
Remedies Exception................................................           3.2
Retained Names....................................................       5.13(a)
Retained Software.................................................       5.13(b)
SAS-100...........................................................    5.15(a)(i)
SEC...............................................................    5.15(a)(i)
Seller Controlled Tax Claim.......................................        7.9(b)
Seller Plans......................................................        6.1(d)
Sellers...........................................................      Preamble
Shares............................................................      Preamble
Statement Date....................................................        3.7(a)
Statement of Net Assets...........................................        3.7(a)
Straddle Period...................................................        7.1(a)
Straddle Returns..................................................        7.1(a)
Tax Claim.........................................................        7.9(a)
Tax Statement.....................................................        7.1(a)
Termination Date..................................................       10.1(c)
Third Party Claim.................................................        9.2(d)
Transferred Employee..............................................        6.1(a)
Waiver............................................................       5.15(d)

                                   ARTICLE II
                                PURCHASE AND SALE

          SECTION 2.1 Purchase and Sale.

          (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, the Shares.

          (b) At the Closing in consideration for the sale and transfer of the Shares, and upon the terms and subject to the conditions of this Agreement, Purchaser shall pay (or cause to be paid) to Seller by wire transfer in immediately available funds an amount equal to $265,000,000 (the "PURCHASE PRICE").

          SECTION 2.2 Closing. Upon the terms and subject to the conditions of this Agreement, the sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the "CLOSING") to be held at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York at 10:00 a.m., New York City time, two (2) Business

Days following (but not including) the date on which the last of the conditions set forth in ARTICLE VIII are satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to fulfillment or waiver of such conditions) or at such other place or at such other time or on such other date as the parties may mutually agree upon in writing (the day on which the Closing takes place being the "CLOSING DATE").

          SECTION 2.3 Closing Deliveries by Seller. At the Closing, Seller shall deliver to Purchaser:

          (a) certificates evidencing the Shares registered in the name of Purchaser or its nominee, together with stock powers or other instruments of transfer, in form reasonably satisfactory to Purchaser;

          (b) a receipt for the Purchase Price;

          (c) the certificate required to be delivered pursuant to SECTION
8.2(C);

          (d) the Transition Services Agreement, duly executed by Seller;

          (e) the Intellectual Property License, duly executed by Seller; and

          (f) a properly executed statement for purposes of satisfying Purchaser's obligations under Treasury Regulation Section 1.1445 2(b)(2) (a "FIRPTA COMPLIANCE CERTIFICATE").

          SECTION 2.4 Closing Deliveries by Purchaser. At the Closing, Purchaser shall deliver to Seller:

          (a) the Purchase Price, by wire transfer in immediately available funds to the bank account designated by Seller in a written notice (a form of which is attached hereto as EXHIBIT D) to Purchaser at least two (2) Business Days before the Closing Date;

          (b) a receipt for the Shares;

          (c) the certificate required to be delivered pursuant to SECTION
8.3(C);

          (d) the Transition Services Agreement, duly executed by the Company and Purchaser; and

          (e) the Intellectual Property License, duly executed by the Company.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

          Except as set forth on the disclosure letter delivered by Seller to Purchaser upon the execution of this Agreement (the "DISCLOSURE LETTER"), Seller hereby represents and warrants to Purchaser that:

          SECTION 3.1 Organization.

          (a) Seller is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Seller has the requisite limited liability company power and authority to own its properties and to carry on its business as presently conducted, except where the failure to be so organized, existing or in good standing would not reasonably be expected to have a Seller Material Adverse Effect.

          (b) The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company has the requisite corporate power and authority to own its properties and to carry on its business as presently conducted. The Company is duly qualified to do business and is in good standing (where such concept exists) as a foreign corporation in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Company Material Adverse Effect.

          SECTION 3.2 Authority; Enforceability. Seller has all necessary limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability company action on the part of Seller, and no other limited liability company proceedings on the part of Seller are necessary pursuant to its limited liability company agreement to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery of this Agreement by Purchaser, constitutes a legal, valid and binding agreement of Seller and is enforceable against Seller in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) (the "REMEDIES EXCEPTION").

          SECTION 3.3 Non-Contravention. The execution, delivery and performance of this Agreement by Seller do not (a) conflict with or violate the articles of incorporation or by-laws of the Company or the limited liability company agreement or certificate of formation of Seller in any material respect, (b) assuming that all consents, approvals and authorizations contemplated by SECTION
3.4 have been obtained and all filings described in SECTION 3.4 have been made, conflict with or violate in any material respect any Law applicable to the Company or Seller or by which either of them or any of their respective properties are bound or (c) result in any breach or violation of, constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit or the right of a counterparty to consent under, or give rise to any right of termination, cancellation or acceleration of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation to which the Company is a party or by which any of its properties are bound, except, in the case of clause (c), for any such conflict, violation, breach, default, loss, or right which would not reasonably be expected to have a Company Material Adverse Effect.

          SECTION 3.4 Governmental Consents. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby do not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Authority, except (a) as required under or pursuant to the HSR Act or any other applicable Antitrust Laws and (b) for any consent, approval, authorization, permit, action, filing or notification of or with any Governmental Authority the failure of which to make or obtain would not reasonably be expected to have a Company Material Adverse Effect or a Seller Material Adverse Effect.

          SECTION 3.5 Capitalization of the Company. Set forth on SECTION 3.5 of the Disclosure Letter is the number of authorized, issued and outstanding shares of capital stock of the Company as of the date of this Agreement. All of the issued and outstanding Shares have been validly issued and have not been issued in violation of any preemptive or similar rights. Seller owns good, valid and marketable title to the Shares, free and clear of any Encumbrances and, upon delivery of the Shares to Purchaser on the Closing Date in accordance with this Agreement, good, valid and marketable title to the Shares, free and clear of any Encumbrances, will pass to Purchaser. Except as set forth in this SECTION 3.5, there are no other outstanding shares, options, warrants, calls, rights or commitments or any other agreements of any character relating to dividend rights or to the sale, issuance or voting of, or the granting of rights to acquire, any equity securities of the Company, or any securities or other instruments convertible into, exchangeable for or evidencing the right to purchase any equity securities of the Company.

          SECTION 3.6 Company Subsidiaries. The Company has no Subsidiaries.

          SECTION 3.7 Financial Information.

          (a) SECTION 3.7 of the Disclosure Letter contains copies of the following financial information concerning the Company (collectively, the "FINANCIAL STATEMENTS"): (i) a statement of net assets of the Company (the "STATEMENT OF NET ASSETS") as of December 31, 2006 (the "STATEMENT DATE") and December 31, 2005; and (ii) a statement of revenues and direct expenses of the Company for the fiscal years ended December 31, 2006, December 31, 2005 and December 31, 2004. The Financial Statements, subject to the limitations set forth in the Accounting Principles and Methodologies and in SECTION 3.7(B), (A) present fairly in all material respects the net assets and revenue of the Company as of the dates thereof or for the periods covered thereby and (B) have been prepared in all material respects in accordance with the Accounting Principles and Methodologies.

          (b) Purchaser acknowledges that the Financial Statements have not been prepared in accordance with GAAP and do not reflect the net assets and revenue of Wildseed. All of the Financial Statements are qualified by the fact that the Company has not operated as a separate "stand alone" entity within Seller. As a result, the Company has received certain allocated charges and credits as discussed more fully in the notes accompanying the Financial Statements and the Accounting Principles and Methodologies. Seller makes no representations or warranties with respect to whether or not such charges and credits, reflect the amounts which would have resulted from arms'-length transactions.

          SECTION 3.8 Absence of Undisclosed Liabilities. Except as set forth on
SECTION 3.8 of the Disclosure Letter, the Company has no Liabilities which are material to the Company individually or in the aggregate of a nature that would be required by GAAP to be reflected or reserved against on a balance sheet prepared in accordance with GAAP, other than (i) those set forth or adequately provided for in the most recent Statement of Net Assets or disclosed in the notes thereto or (ii) those incurred in the ordinary course of business consistent with past practice since the Statement Date.

          SECTION 3.9 Indebtedness. The Company has no Indebtedness.

          SECTION 3.10 Absence of Certain Changes or Events. Since the Statement Date until the date of this Agreement, except as contemplated by this Agreement, the Company has conducted its business in the ordinary course consistent with past practice, and there has not occurred any:

          (a) commitment for capital expenditure by the Company exceeding $100,000 individually or $250,000 in the aggregate;

          (b) payment, discharge or satisfaction in excess of $100,000 individually or $250,000 in the aggregate, of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise of the Company), other than payments, discharges or satisfactions of liabilities in the ordinary course of business reserved against in the Statement of Net Assets;

          (c) destruction, damage or loss in excess of $100,000 individually or $250,000 in the aggregate of any material assets (whether tangible or intangible) of the Company (whether or not covered by insurance), excluding Intellectual Property;

          (d) revaluation by the Company of any of its assets (whether tangible or intangible), including, without limitation, writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course consistent with past practice;

          (e) sale, lease, license or other disposition of any of the assets (whether tangible or intangible) or properties of the Company for an amount in excess of $100,000 individually or $250,000 in the aggregate outside of the ordinary course of business, including, but not limited to, the sale of any accounts receivable of the Company, or any creation of any security interest in such assets or properties, excluding Intellectual Property;

          (f) loan by the Company to any Person, or purchase by the Company of any debt securities of any Person;

          (g) incurrence by the Company of any Indebtedness, amendment of the terms of any outstanding loan agreement, guarantee by the Company of any Indebtedness, issuance or sale of any debt securities of the Company or guarantee of any debt securities of others;

          (h) commencement or settlement of any lawsuit by the Company, the commencement, settlement or, to the Knowledge of the Company, threat in writing of any lawsuit or proceeding against the Company, other than settlements, lawsuits or proceedings involving monetary amounts less than $100,000 individually or $250,000 in the aggregate and which settlements do not include the license of Intellectual Property or restrictions on the Company's business;

          (i) agreement by the Company, or any officer, employee or Seller on behalf of the Company to do any of the things described in the preceding clauses
(a) through (h) of this SECTION 3.10 (other than negotiations with Purchaser and its representatives regarding the transactions contemplated by this Agreement);

          (j) (i) except standard outbound licenses and evaluation, non-disclosure and professional services agreements entered into in the ordinary course of business, (A) sale or license of any of the Company's Intellectual Property or (B) execution, material modification or material amendment of any agreement with respect to any of the Company's Intellectual Property with any Person or with respect to the Intellectual Property of any Person; (ii) except in the ordinary course of business, purchase or license of any Intellectual Property of any Person; (iii) except for professional services agreements entered into in the ordinary course of business, agreement or material modification or material amendment of an existing agreement existing as at the Statement Date with respect to the development of any Intellectual Property with a third party; (iv) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by Persons who have licensed Intellectual Property to the Company; or (v) notice of any claim or potential claim of ownership, interest or right by any Person other than the Company of the Company's Intellectual Property or of infringement by the Company of any other Person's Intellectual Property; or

          (k) any other event or condition of any character that has had or is reasonably likely to have a Company Material Adverse Effect or a Seller Material Adverse Effect.

          SECTION 3.11 Contracts.

          (a) As of the date hereof, except as set forth on SECTION 3.11 of the Disclosure Letter, the Company is not a party to or bound by any of the following (each, a "MATERIAL CONTRACT"):

               (i) any contract, judgment, injunction, agreement or commitment
     (A) which contains provisions specifically prohibiting or restricting the Company from competing in any line of business of or with any other Person or from operating in any geographic location or (B) under which the Company has specifically granted to another Person any exclusivity or "most favored nation" right, right of first refusal or similar right, in each case in a manner material to the business of the Company;

               (ii) any agreement providing for indemnification, product warranty or similar obligations of the Company;

               (iii) any agreement by the Company to guarantee the obligations of any other Person;

               (iv) any employment or consulting agreement with an employee or individual consultant providing for guaranteed annual base salary, wages, or consulting fees in excess of $250,000;

               (v) any Benefit Plan under which any of the benefits will be increased or accelerated by the occurrence of any of the transactions contemplated by this Agreement (either alone or upon the occurrence of any additional subsequent events) or under which the value of any of the benefits will be calculated on the basis of any of the transactions contemplated by this Agreement;

               (vi) any lease of personal property having a value in excess of $100,000 individually or $250,000 in the aggregate;

               (vii) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $100,000 individually or $250,000 in the aggregate;

               (viii) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise, in each case having a fair market value in excess of $100,000 individually or $250,000 in the aggregate outside the ordinary course of the Company's business consistent with past practice;

               (ix) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to Indebtedness;

               (x) any purchase order or contract for the purchase of materials involving in excess of $100,000 individually or $250,000 in the aggregate;

               (xi) any dealer, distribution, marketing, development or joint venture agreement;

               (xii) any sales representative, original equipment manufacturer, manufacturing, value added, remarketer, reseller, or independent software vendor, or other agreement for use or distribution of the products, technology or services of the Company;

               (xiii) any joint venture agreement or other agreement by which the Company has any equity interest in any other Person;

               (xiv) any contract (A) containing any license, assignment or covenant with respect to Intellectual Property or (B) which is otherwise royalty-bearing, excluding from such contracts only (I) out-bound customer agreements in the ordinary course of business under which the Company is the licensor and which are substantially in accordance with the Company's standard form agreement which has been provided to Purchaser for payments to the Company not in excess of $100,000 individually or $250,000 in the aggregate for the twelve (12) months ended December 31, 2006, (II) evaluation, non-disclosure and professional services agreements entered into in the ordinary course of business under which third parties evaluate the Company's Intellectual Property, and (III) non-exclusive licenses under which the Company is the licensee, which in-licensed technology is not incorporated into the Company products or proposed (pursuant to an approved product roadmap) products, and which provide for payments by the Company not in excess of $100,000 individually or $250,000 in the aggregate for all users in the aggregate for the twelve (12) months ended December 31, 2006 and where the Intellectual Property licensed to the Company consists of commercially available, off-the-shelf software and related items; or

               (xv) any other agreement, contract or commitment that requires payments in excess of $100,000 individually or $250,000 in the aggregate in any twelve (12) month period and is not cancelable without penalty on sixty
     (60) days' notice.

          (b) As of the date hereof, the Company is not in breach of or default in any material respect under any Material Contract, and to Seller's Knowledge, no event has occurred that, with or without notice or lapse of time or both, would result in a breach or a default in any material respect under any Material Contract. SECTION 3.11 of the Disclosure Letter includes any Material Contracts which, as of the date hereof, will terminate or which may be terminated by either party thereto within one hundred and twenty (120) days of the Closing Date solely due to the expiration of its term.

          SECTION 3.12 Compliance with Law. The Company is not in violation of any Law, except for any violation or possible violation that would not reasonably be expected to have a Company Material Adverse Effect. The Company has all permits, licenses, authorizations, exemptions, orders, grants, consents, approvals and franchises, in each case which are material to the Company, from Governmental Authorities required by the Company to hold any interest in any of its properties or to conduct its businesses as now being conducted (collectively, "COMPANY AUTHORIZATIONS"). The Company Authorizations are in full force and effect in all material respects. Notwithstanding the foregoing, no representation is made by Seller pursuant to this SECTION 3.12 with respect to the infringement, misappropriation or other violation of any Intellectual Property (other than tangible personal property, tangible technology, or tangible media that contains or embodies Intellectual Property).

          SECTION 3.13 Litigation. There are no material Actions pending or, to Seller's Knowledge, threatened against the Company. The Company is not a party or subject to or in default under any material Governmental Order.

          SECTION 3.14 Minute Books. The minutes of the Company made available to counsel for Purchaser constitute all of the minutes in possession of the Company or Seller, and such minutes are accurate records of all actions taken and accurate summaries of all meetings held by the stockholder and the board of directors of the Company for the periods covered by such minutes.

          SECTION 3.15 Employee Compensation and Benefit Plans; ERISA.

          (a) SECTION 3.15(A) of the Disclosure Letter sets forth a true and complete list of each material pension, retirement, profit sharing, deferred compensation, stock option, employee stock ownership, severance pay, fringe benefit, vacation, bonus, incentive, medical, vision, dental, life insurance, and each other material employee benefit plan, program, arrangement or agreement, including each material "employee benefit plan" as that term is defined in Section 3(3) of ERISA, maintained by Seller or the Company and currently providing benefits to any of the current Employees of the Company or with respect to which the Company has or may have any liability or obligations (collectively, the "BENEFIT PLANS"); provided, however, that any governmental plan or program requiring the mandatory payment of social insurance taxes or similar contributions to a governmental fund with respect to the wages of an employee shall not be considered a "BENEFIT PLAN" for purposes of this Agreement.

          (b) Each Benefit Plan that is intended to be qualified within the meaning of Code Section 401(a) has, to Seller's Knowledge, received a favorable determination letter or advisory letter as to its qualification or still has a remaining period of time under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and, to Seller's Knowledge, nothing has occurred that could reasonably be expected to result in the revocation of such letter. To Seller's Knowledge, each Benefit Plan has been established and administered in all material respects in accordance with its terms and in material compliance with the applicable provisions of ERISA, the Code and other applicable Laws, and there are no material actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or, to Seller's Knowledge, threatened with respect to any Benefit Plan.

          (c) Except as set forth on SECTION 3.15(C) of the Disclosure Letter, the Company has not at any time since January 1, 2000 maintained, established, sponsored, participated in or contributed to any (i) "employee pension benefit plan," within the meaning of Section 3(2) of ERISA, which is subject to Title IV of ERISA or Section 412 of the Code or (ii) multiemployer plan, as defined in
Section 3(37) of ERISA, with respect to which Purchaser could be subject to any material Liabilities (including any indirect, contingent, secondary or successor liability).

          (d) Except as set forth in SECTION 3.15(D) of the Disclosure Letter, no Benefit Plan provides, reflects or represents any material liability to provide retiree welfare benefits to any Employee, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA or by any other applicable Law. To Seller's Knowledge, the Company has no legally binding verbal agreement to provide material retiree medical benefits to any current Employee.

          SECTION 3.16 Labor Matters.

          (a) SECTION 3.16(A) of the Disclosure Letter sets forth a true and complete list as of the date hereof of each Non-U.S. Service Provider (without identifying each such Person's name, but, rather, coded with an identification number), together with the following information as of the date hereof: (i) base salary or rate of pay; (ii) bonus opportunities; (iii) position or job description; and (iv) work location.

          (b) Except as would not reasonably be expected to have a Material Adverse Effect: (i) to Seller's Knowledge, no union organizational campaign is in progress with respect to the Employees; and (ii) the Company has not received notice during the past three (3) years of the intent of any Governmental Authority responsible for the enforcement of labor or employment Laws to conduct an investigation of, or affecting, the Company, and, to Seller's Knowledge, no such investigation is in progress. The Company is not a party to or bound by any contract or collective bargaining agreement with any labor union, works council or similar organization.

          (c) The Company is in material compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting, employment, employment practices, terms and conditions of employment, employee safety and health and wages and hours, in each case, with respect to Employees and, to the extent applicable, Non-U.S. Service Providers. There are no material actions, suits, claims or administrative matters pending or, to Seller's Knowledge, threatened or reasonably anticipated against the Company or any of its Employees or Non-U.S. Service Providers related to the employment or service of any Employee or Non-U.S. Service Provider or any labor matters, including charges of unfair labor practices or wrongful discharge. The services provided by each of the Employees is terminable at the will of the Company, except where prohibited by applicable law. To Seller's Knowledge, the Company does not have any current material liability with respect to any misclassification of any person as an independent contractor rather than as an "employee", or with respect to any Employee leased from another employer.

          SECTION 3.17 Real and Personal Property.

          (a) The Company does not own any real property.

          (b) SECTION 3.17(B) of the Disclosure Letter contains a true and complete list of all real property leased, subleased, licensed or otherwise occupied by the Company (or Seller or any of its Affiliates, on behalf of the Company, with respect to the Company's business) or its personnel as a tenant, subtenant or pursuant to other occupancy arrangements. True and complete copies of all written agreements pertaining to such real property to which the Company (or Seller or any of its Affiliates, on behalf of the Company, with respect to the Company's business) is a party pertaining to such real property (each a "REAL PROPERTY LEASE" and any real property subject to a Real Property Lease, the "LEASED REAL PROPERTY") (other than Real Property Leases which have been terminated or expired and pursuant to which there is not any remaining liability) as of the date hereof have been delivered to Purchaser.

          (c) The Company (or Seller or its Affiliates, if applicable) has valid leasehold estates in all Leased Real Property.

          (d) Each Real Property Lease is in full force and effect and is valid and enforceable in accordance with its terms (subject to the Remedies Exception), and there is no material default under any Real Property Lease either by the Company (or Seller or its Affiliates, if applicable) or, to Seller's Knowledge, by any other party thereto, and, to Seller's Knowledge, no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a material default by the Company (or Seller or its Affiliates, if applicable) thereunder.

          (e) There does not exist any pending or, to Seller's Knowledge, threatened condemnation or eminent domain proceedings that affect any Leased Real Property, and the Company (or Seller or its Affiliates, if applicable) has not received any written notice of the intention of any Governmental Authority to take or use any Leased Real Property. All Leased Real Property is in good condition and repair, reasonable wear and tear excepted.

          (f) The Company has good and valid title to all of its material tangible personal property, free and clear of all Encumbrances other than Permitted Encumbrances.

          SECTION 3.18 Intellectual Property.

          (a) The Company owns, or has the right to use, and immediately following the Closing Date will own or have the right to use, subject to SECTION 5.13(B) hereof, pursuant to a license or otherwise, all Intellectual Property required to operate its business and all material Intellectual Property used in its business as currently conducted and as Currently Contemplated To Be Conducted, free and clear of all Encumbrances other than Permitted Encumbrances. "CURRENTLY CONTEMPLATED TO BE CONDUCTED" means as currently contemplated to be conducted by the Company as described in SECTION 3.18(A) of the Disclosure Letter. Nothing in this SECTION 3.18(A) shall be deemed a representation or warranty by the Company with respect to infringement, misappropriation or other violation of any Intellectual Property (other than tangible personal property, tangible technology or tangible media that contains or embodies Intellectual Property).

          (b) In respect of the business of the Company on the one hand and the other business of Seller and its Affiliates on the other hand, the Company exclusively owns, and immediately following the Closing Date will exclusively own, vis-a-vis Seller and its Affiliates, all Intellectual Property primarily related to the businesses of the Company as currently conducted and as Currently Contemplated To Be Conducted, including (i) all patents and patent applications
(A) primarily related to the business of the Company as currently conducted and as Currently Contemplated To Be Conducted, (B) for which the inventors were primarily employed by or primarily engaged as contractors for the Company or (C) the costs for which were attributed to or considered expenses of the business of the Company, (ii) all rights to enforce and to past and future damages for the infringement of any such Intellectual Property and (iii) all goodwill of the business of the Company associated with any Trademark rights included in such Intellectual Property.

          (c) SECTION 3.18(C)(I) of the Disclosure Letter sets forth all patents, and registrations and applications for copyrights, Trademarks and other Intellectual Property that have been registered, applied for or otherwise perfected, issued, or recorded with or by any Governmental Authority and that are owned by, purported to be owned by, or held in the name of the Company (the "COMPANY REGISTERED INTELLECTUAL PROPERTY"), and all of same are unexpired, subsisting, have not been abandoned or cancelled and, to Seller's Knowledge, are valid. SECTION 3.18(C)(II) of the Disclosure Letter lists any material proceedings or actions that are currently pending before any court, tribunal or other Governmental Authority related to any of the Company Registered Intellectual Property (excluding routine proceedings for Trademark office actions and foreign patent re-examinations). All necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property have been paid, and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, Trademark or other authorities for the purposes of maintaining such Company Registered Intellectual Property. In each case in which the Company has acquired any Intellectual Property rights from any Person, the Company has obtained an assignment which is valid, enforceable and sufficient to irrevocably transfer all rights in such Intellectual Property to the Company.

          (d) Except as disclosed under SECTION 3.11 of the Disclosure Letter,
(i) within the six (6) years preceding the date hereof, the Company has not transferred ownership of any material Intellectual Property, or (ii) the Company has not granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property that is or was owned by or exclusively licensed to the Company.

          (e) The operation of the business of the Company as it has been conducted, is currently conducted and as it is Currently Contemplated To Be Conducted has not infringed or misappropriated, and does not and will not infringe or misappropriate, any Intellectual Property of any other Person in any material respect. There are no pending, to Seller's Knowledge, Actions threatened against the Company alleging that such operation of the business of Company or any of its acts, products, services or Intellectual Property infringes, misappropriates or otherwise violates the Intellectual Property of any other Person. The Company has not received (i) any written notice in the six (6) years preceding the date hereof of any claims alleging that the Company's Intellectual Property is invalid or (ii) any written notice in the six (6) years preceding the date hereof alleging that the Company (including the operation of the business of the Company or any of its acts, products, services or Intellectual Property) infringes, misappropriates or otherwise violates the Intellectual Property of any other Person, except for claims that have since been satisfactorily resolved and disclosed under SECTION 3.11 (nor does Seller have Knowledge of any reasonable basis for any such allegations).

          (f) There are no Governmental Orders limiting or restricting the Company's use of its Intellectual Property. No government funding, facilities or resources of a university, college, other educational institution or research center or funding from third parties was used in the development of the Intellectual Property owned by the Company and no Governmental Authority, university, college, other educational institution or research center has any claim or right in or to such Intellectual Property.

          (g) The Company takes reasonable actions to protect all Intellectual Property that it has a contractual obligation to protect and all Intellectual Property owned by the Company, and, to the Knowledge of Seller, no Person is materially infringing or misappropriating any Intellectual Property owned by the Company except for such infringements or misappropriations against which the Company has decided in its reasonable business judgment not to take any action. Except (i) as disclosed under SECTION 3.18(G) of the Disclosure Letter and (ii) for source code licensed to the Company's customers in the ordinary course (such as application programming interfaces and example code that is licensed for purposes of integrating Company products into customer products) pursuant to agreements provided by the Company to Purchaser, neither the Company nor any other Person acting on the Company's behalf has disclosed, delivered or licensed to any Person, agreed to disclose, deliver or license to any Person, or permitted the disclosure or delivery to any escrow agent or other Person of any source code or related proprietary or confidential information or algorithms owned by the Company ("COMPANY SOURCE CODE"). Except (i) as disclosed under
SECTION 3.18(G) of the Disclosure Letter and (ii) for source code licensed to the Company's customers in the ordinary course (such as application programming interfaces and example code that is licensed for purposes of integrating Company products into customer products), no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) would, or would reasonably be expected to, result in the disclosure or delivery by or on behalf of the Company of any Company Source Code, other than pursuant to such agreements. The Company has and enforces a policy requiring each employee and contractor who has contributed to the creation or development of the Company's Intellectual Property to execute confidentiality and assignment agreements (representative samples of which have been provided to Purchaser). The Company has and enforces a policy requiring each employee and contractor who has access to the confidential information of the Company to execute confidentiality agreements (representative samples of which have been provided to Purchaser). Except as disclosed under SECTION 3.18(G) of the Disclosure Letter, to the extent that any Intellectual Property has been developed or created independently or jointly by any Person other than the Company for which the Company has, directly or indirectly, provided consideration for such development or creation, the Company has a written contract with such Person with respect thereto, and the Company thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property by valid assignment and, where applicable, has obtained a waiver of all non-assignable rights in such Intellectual Property.

          (h) The Company is not party to any agreement that solely, due to this Agreement or the transactions contemplated by this Agreement, (i) will by its terms obligate Purchaser and its Affiliates (other than the Company) to grant to any third party any right to or with respect to any Intellectual Property owned by, or licensed to them (other than the Company), (ii) will by its terms obligate Purchaser and its Affiliates (other than the Company) to be bound by or subject to, any exclusivity obligations, non-compete or other material restriction on the operation or scope of their respective businesses or (iii) will by its terms obligate Purchaser and its Affiliates (other than the Company) to be obligated to pay any royalties or other amounts under any agreement in existence as of the Closing Date in excess of those payable under that same agreement by any of them, respectively, in the absence of this Agreement or the transactions contemplated hereby (excluding in each case, for the avoidance of doubt, agreements that require a consent of the counterparty thereto in connection with the transactions contemplated hereby or that are otherwise set forth in SECTION 3.4 of the Disclosure Letter).

          (i) SECTION 3.18(I) of the Disclosure Letter lists all software or other material of the Company that contains or incorporates Incorporated Open Source Software and identifies the type of license or distribution model governing its use. The Company's use and/or distribution of each component of any Incorporated Open Source Software complies with all provisions of the applicable license agreement, and in no case does such use or distribution give rise under such license agreement to any (A) rights in any third parties under any Intellectual Property owned by the Company or (B) obligations for the Company with respect to any Intellectual Property other than Incorporated Open Source Software, including without limitation any obligation to disclose or distribute any such Intellectual Property in source code form, to license any such Intellectual Property for the purpose of making derivative works, or to distribute any such Intellectual Property without charge. For purposes of this Agreement, "INCORPORATED OPEN SOURCE SOFTWARE" means third party software that is distributed as "freeware," "free software," "open source software" or under a similar licensing or distribution model (including but not limited to the GNU General Public License).

          (j) As of the date hereof, Seller and its Subsidiaries (other than the Company) are not (nor do they have any approved product roadmap for) developing or marketing to or licensing to original equipment manufacturers, software that
(i) is embedded in mobile handsets when shipped from original equipment manufacturers and (ii) utilizes key presses on numeric or QWERTY keypads (whether physical or virtual) of mobile handsets to predict (A) text or (B) words and phrases for messaging applications or (C) a list of the most probable mobile device functions, data and services that the user intends to access (excluding any such list that arises from within a mobile instant messaging (including chat), mobile social networking, mobile e-mail, mobile Internet search, mobile advertising, mobile mapping and/or mobile travel routing products that are made, used, sold, distributed or marketed by Seller and its Subsidiaries), where each of clauses (A), (B) and (C) above adapt to the user's previous behaviors.

          SECTION 3.19 Environmental Laws.

          (a) Except with respect to non-U.S. Environmental Laws or non-U.S. Environmental Permits:

               (i) The Company complies in all material respects with all applicable Environmental Laws and possesses and complies with all applicable material Environmental Permits required under such Environmental Laws to operate as it presently operates.

               (ii) To Seller's Knowledge, no Materials of Environmental Concern have been released at any Leased Real Property under circumstances that are reasonably likely to result in a material liability of the Company under any applicable Environmental Law.

               (iii) The Company has not received any written notification alleging that it is liable for, or written request for information pursuant to Section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or similar state statute concerning, any material release or threatened release of Materials of Environmental Concern at any Leased Real Property except to the extent (A) such matter has been resolved with the appropriate foreign, federal, state or local regulatory Governmental Authority or otherwise or (B) as would not be reasonably likely to result in a material liability of the Company under any applicable Environmental Law. Other than the Real Property Leases, the Company has not entered into any written agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other party with respect to liabilities arising out of Environmental Laws, or the activities of the Company or any other Person respecting Materials of Environmental Concern.

          (b) For purposes of this Agreement, the following terms have the meanings assigned below:

          (i) "ENVIRONMENTAL LAWS" means all foreign, federal, state, or local statutes, regulations, ordinances, codes, legally binding directives or decrees protecting the quality of the ambient air, soil, surface water or groundwater and regulating Materials of Environmental Concern (including the exposure of any individual to Materials of Environmental Concern), each as in effect as of the date of this Agreement.

          (ii) "ENVIRONMENTAL PERMITS" means all permits, licenses, registrations, and other authorizations required under applicable Environmental Laws.

          (iii) "MATERIALS OF ENVIRONMENTAL CONCERN" means any material, chemical, emission or substance that has been designated by any Governmental Authority to be radioactive, toxic, hazardous, a pollutant or otherwise a danger to health, reproduction or the environment, including those defined and regulated as such under applicable Environmental Laws, including the federal Comprehensive Environmental Response, Compensation and Liability Act and the federal Resource Conservation and Recovery Act.

          (c) Notwithstanding any other representations and warranties of Seller in this Agreement, the representations and warranties of Seller in this SECTION
3.19 are the only representations and warranties of Seller in this Agreement with respect to environmental matters.

          SECTION 3.20 Taxes. Except as would not reasonably be expected to have a Material Adverse Effect:

          (a) All Tax Returns required to be filed by or with respect to the Company prior to the date hereof have been filed (except those under valid extension).

          (b) As of the date hereof, all Taxes of the Company that are due have been paid or withheld.

          (c) All Taxes of the Company not yet due have been adequately provided for on the Financial Statements other than those Taxes accrued in the ordinary course of business since the Statement Date.

          (d) The Company has not received written notice of any Action or audit against, or with respect to, any Taxes of the Company and no such Action or audit is currently in progress.

          (e) The Company is not, and has not been at any time, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

          (f) The Company has (i) never been a party to any Tax sharing, indemnification or allocation agreement, nor does the Company owe any amount under any such agreement, (ii) no liability for the Taxes of any person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law, including any arrangement for group or consortium relief or similar arrangement), as a transferee or successor, by contract, or otherwise, and (iii) never been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

          (g) The Company has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code within the last two years.

          (h) The Company has not engaged in a reportable transaction under Treas. Reg. Section 1.6011-4(b), including any transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treas. Reg. Section 1.6011-4(b)(2).

          SECTION 3.21 Bank Accounts. SECTION 3.21 of the Disclosure Letter lists all bank accounts, lock boxes and safe deposit boxes relating to the business and operations of the Company (including the name of the bank or other institution where such account or box is located and the name of each authorized signatory thereto).

          SECTION 3.22 Brokers. No agent, broker, finder or investment banker (other than Citigroup Global Markets Inc., whose fees shall be paid by Seller) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or the Company. SECTION 3.23 Customers. SECTION
3.23 of the Disclosure Letter sets forth a list of the top-ten (10) customers of the Company (based on revenues) for the fifteen (15) month period ended March 31, 2007. Since March 31, 2007, none of such customers has cancelled or terminated or, to Seller's Knowledge, threatened in writing to cancel or terminate, its relationship with the Company, except pursuant to or as contemplated by the terms of any related contract, copies of which have been provided to Purchaser.

          SECTION 3.24 No Other Representations or Warranties.

          (a) Except for the representations and warranties contained in this
ARTICLE III, Purchaser acknowledges that neither Seller nor any other Person on behalf of Seller makes any other express or implied representation or warranty with respect to Seller, the Company or its business or any information provided to Purchaser. Neither Seller nor any other Person will have or be subject to any liability or indemnification obligation to Purchaser or any other Person resulting from the distribution to Purchaser, or use by Purchaser of, any such information, including any information, documents, projections, forecasts or other material made available to Purchaser in certain "data rooms", confidential information memoranda, management presentations or in any other form in expectation of the transactions contemplated by this Agreement. Purchaser is not relying on any statement, representation or warranty, oral or written, express or implied, other than those set forth in this ARTICLE III.

          (b) In connection with the investigation by Purchaser of the Company, Purchaser has received or may receive from Seller or the Company certain projections, forward-looking statements and other forecasts and certain business plan information. Purchaser acknowledges that (i) there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, (ii) Purchaser is familiar with such uncertainties, (iii) Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans) and (iv) except in the case of fraud, Purchaser shall have no claim against anyone with respect thereto. Accordingly, Purchaser acknowledges that Seller makes no representation or warranty with respect to such estimates, projections, forecasts or plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans).

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Purchaser hereby represents and warrants to Seller that:

          SECTION 4.1 Organization. Purchaser is duly organized, validly existing and in good standing under the laws of the state of its organization. Purchaser has the requisite corporate or similar power and authority to own its properties and to carry on its business as presently conducted and is duly qualified to do business and is in good standing (where such concept exists) as a foreign corporation in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to have such power or authority or to be so qualified and in good standing would not reasonably be expected to have a Purchaser Material Adverse Effect.

          SECTION 4.2 Authority; Enforceability. Purchaser has all necessary corporate or similar power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or similar action on the part of Purchaser, and no other corporate or similar proceedings on the part of Purchaser are necessary pursuant to its certificate of incorporation, by-laws or similar organizational documents to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery of this Agreement by Seller, constitutes a legal, valid and binding agreement of Purchaser and is enforceable against each Purchaser in accordance with its terms, subject to the Remedies Exception.

          SECTION 4.3 Non-Contravention. The execution, delivery and performance of this Agreement by Purchaser do not (a) conflict with or violate its certificate of incorporation, by-laws or similar organizational documents, (b) assuming that all consents, approvals and authorizations contemplated by SECTION
4.4 have been obtained and all filings described in SECTION 4.4 have been made, conflict with or violate any Law applicable to Purchaser or any of its Subsidiaries or by which any of their respective properties are bound or (c) result in any breach or violation of, constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a benefit or the right of a counterparty to consent under, or give rise to any right of termination, cancellation or acceleration of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation to which Purchaser is a party or by which any of its properties are bound, except, in the case of clauses (b) and (c), for any such conflict, violation, breach, default, loss or right which would not reasonably be expected to have a Purchaser Material Adverse Effect.

          SECTION 4.4 Governmental Consents. The execution, delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby do not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Authority, except (a) as required under or pursuant to the HSR Act or any other applicable Antitrust Laws and (b) for any consent, approval, authorization, permit, action, filing or notification of or with any Governmental Authority the failure of which to make or obtain would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby.

          SECTION 4.5 Purchase for Investment. Purchaser acknowledges that the Shares have not been registered under the Securities Act or under any state securities Laws. Purchaser (a) is not an underwriter as such term is defined under the Securities Act, (b) is acquiring the Shares solely for investment with no present intention to distribute any of the Shares to any Person and (c) will not sell or otherwise dispose of any of the Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities Laws.

          SECTION 4.6 Financing. Purchaser will have obtained prior to the Closing, and will have available to it at the Closing, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to pay, in cash, the Purchase Price and all other amounts payable pursuant to this Agreement or otherwise necessary to consummate all the transactions contemplated hereby, including all related fees and expenses.

          SECTION 4.7 Solvency. Immediately after giving effect to the transactions contemplated hereby, Purchaser and each of its Subsidiaries (including the Company) shall (i) be able to pay their respective debts as they become due and shall own property which has a fair saleable value greater than the amounts required to pay their respective debts (including a reasonable estimate of the amount of all contingent liabilities) and (ii) have adequate capital to carry on their respective businesses. No transfer of property is being made, and no obligation is being incurred, in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Purchaser and its Subsidiaries (including the Company).

          SECTION 4.8 Brokers. Except for UBS Investment Bank, no agent, broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

          SECTION 5.1 Conduct of Business Prior to the Closing. During the period from the date hereof until the Closing Date, except as contemplated by this Agreement, as set forth in SECTION 5.1 of the Disclosure Letter or as required by Law, or unless Purchaser shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed), Seller shall cause the Company to conduct its business in the ordinary course of business, to use its commercially reasonable efforts to preserve substantially intact its business organization and to preserve its present relationships with customers and employees and other Persons with which it has significant business relations. Between the date of this Agreement and the Closing Date, except as otherwise contemplated by this Agreement, as set forth in SECTION 5.1 of the Disclosure Letter or as required by Law, Seller shall not permit the Company to do any of the following without the prior written consent of Purchaser (which consent shall not be unreasonably withheld or delayed):

          (a) amend or otherwise change its articles of incorporation or by-laws;

          (b) issue, deliver, sell, pledge, lease, license, dispose of, abandon, transfer or encumber, or authorize or propose the issuance, delivery, grant, sale, pledge, lease, license, disposition, abandonment, transfer or encumbrance of (i) any shares of capital stock of the Company, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock of the Company or any other ownership interest, of the Company or
(ii) any assets, rights or properties (whether tangible or intangible) having a fair market value in excess of $100,000 individually or $250,000 in the aggregate, including, without limitation, the sale of any accounts receivable of the Company, except in the ordinary course of business and consistent with past practice;

          (c) except in the ordinary course of business, consistent with past practice, (i) sell, lease, license or transfer to any Person any rights to any of the Company's Intellectual Property or enter into any agreement or modify any existing agreement with respect to any of the Company's Intellectual Property with any Person or with respect to any Intellectual Property of any other Person, (ii) purchase or license any Intellectual Property or enter into any agreement or modify any existing agreement with respect to the Intellectual Property of any Person, (iii) enter into any agreement or modify any existing agreement with respect to the development of any Intellectual Property with a third party, or (iv) change pricing or royalties set or charged by the Company to its customers or licensees or the pricing or royalties set or charged by Persons who have licensed Intellectual Property to the Company;

          (d) except in the ordinary course of business consistent with past practice and in consultation with Purchaser, giving due consideration to Purchaser's expressed views, to the extent permitted by Law, enter into or amend any strategic alliance, affiliate agreement, joint marketing agreement or agreement pursuant to which any other party is granted marketing, distribution, development or manufacturing rights with respect to any products or technology of the Company;

          (e) enter into any agreement to (i) purchase or sell any interest in real property, (ii) grant any security interest in any real property, or (iii) lease, sublease, license or otherwise occupy any real property;

          (f) revalue any of its assets (whether tangible or intangible), including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice;

          (g) waive or release any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company, in excess of $100,000 individually or $250,000 in the aggregate;

          (h) commence any lawsuit or proceeding or settle any lawsuit or proceeding, or threat of any lawsuit or proceeding against the Company, other than settlements involving only the payment of money damages not in excess of $100,000 individually or $250,000 in the aggregate and which settlement does not include the license of Intellectual Property or restrictions on the Company's business;

          (i) declare, set aside, or pay any dividends on or make any other distributions (in stock or property, except that cash dividends will not be restricted) in respect of any capital stock of the company, or reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any capital stock of the Company or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company (or options, warrants or other rights exercisable therefor);

          (j) (i) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) or sell (by merger, consolidation, sale of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets, other than (A) purchases and sales of inventory and other assets in the ordinary course of business consistent with past practices, (B) routine purchases of office supplies and other assets used in the ordinary course of business consistent with past practices in an amount up to $15,000 individually or $75,000 in the aggregate and (C) sales of obsolete or excess assets in the ordinary course of business consistent with past practice with a reasonably estimated fair market value, (ii) incur or guarantee any Indebtedness or make any loans, advances or capital contributions to, or investments in, any other Person, including through the issuance or sale of any debt securities of the Company or the guarantee of any debt securities of any other Person (other than travel advances in the ordinary course of business consistent with past practices to employees of the Company), (iii) other than in the ordinary course of business consistent with past practice, enter into, terminate, fail to renew, cancel, amend or otherwise modify (or agree to do so), or violate the terms of, any Material Contract or any agreement that would constitute a Material Contract had such agreement been in effect on the date hereof, or (iv) make any new material capital expenditure or commitment therefor (other than (A) as explicitly required by any existing commitments, (B) as contemplated by business plans disclosed to Purchaser prior to the date of this Agreement, or (C) those capital expenditures or commitments that are not, in the aggregate, in excess of $250,000);

          (k) except (i) to the extent required under any Benefit Plan, (ii) in the ordinary course of business consistent with past practice with respect to new hires and promotions, (iii) as required by applicable Law, or (iv) as may be required to avoid adverse treatment under Section 409A of the Code, materially increase the compensation of any of its officers, directors or employees holding a title of vice president or more senior, or establish, adopt, enter into, terminate or materially amend any Benefit Plan as it relates to the current Employees of the Company;

          (l) make any changes in its accounting methods, practices or policies, except as required by GAAP;

          (m) make any changes in its accounts receivable practices or policies;

          (n) make or change any material Tax election, adopt or change any Tax accounting method, enter into any closing agreement with respect to material Taxes, or settle or compromise any material Tax claim or assessment; or consent to the extension or waiver of the limitations period applicable to any material Tax claim or assessment, except that each of the foregoing will apply only to the extent that it is with respect to the Company and adversely affects the Company; or

          (o) agree to take any of the actions described in SECTION 5.1(A) through SECTION 5.1(N).

          SECTION 5.2 Procedures for Requesting Purchaser Consent. If the Company desires to take an action which would be prohibited pursuant to SECTION
5.1 of this Agreement without the written consent of Purchaser, prior to taking such action the Company may request such written consent by sending an e-mail or facsimile to both of the following individuals:

          (a)  Richard Palmer, Senior Vice President Corporate Development
               Telephone: (781) 565-5041
               Facsimile: (781) 565-5001
               E-mail address: richard.palmer@nuance.com

          (b)  Garrison Smith, Director, Corporate Legal Services
               Telephone: (781) 565-5277
               Facsimile: (781) 565-5562
               E-mail address: garrison.smith@nuance.com

          SECTION 5.3 Access to Information.

          (a) During the period from the execution of this Agreement through the earlier of (I) the termination of this Agreement pursuant to its terms and (II) the Closing, Seller shall cause the Company to, subject to restrictions imposed from time to time upon advice of counsel respecting the provision of privileged communications or competitively sensitive information and to any applicable confidentiality agreement in force as of the date hereof, afford representatives of Purchaser, following notice from Purchaser to Seller in accordance with this
SECTION 5.3, reasonable access during normal business hours to all facilities of the Company. In conducting any inspection of any facilities of the Company, neither Purchaser nor any of its representatives shall (i) contact or have any discussions with any of the Company's employees, customers, agents or representatives, unless in each case Purchaser obtains the prior written consent of Seller, (ii) interfere with the business of the Company conducted at such facility, (iii) damage any property or any portion thereof located at any facility, (iv) perform any procedure or investigation (including any environmental investigation or study) or (v) have access to or review a Consolidated or Combined Return without Seller's prior written consent; provided, however, that in no such event shall any environmental investigation or study shall be allowed to the extent involving testing or sampling of environmental media or building materials. Purchaser shall schedule and coordinate all inspections with Seller and shall give Seller at least three (3) Business Days prior written notice thereof, setting forth the inspection or materials that Purchaser or its representatives intend to conduct. Notwithstanding anything to the contrary set forth in this Agreement, neither Seller nor any of its Affiliates (including the Company) shall be required to disclose to Purchaser or any of its representatives any (i) information (A) relating to any sale or divestiture process conducted by Seller or its Affiliates for the Company or its business (except with respect to the Company's transfer to Seller of Wildseed and the Wildseed business prior to the date hereof) or Seller's or its Affiliates' (or their representatives') evaluation of the Company or its business in connection therewith, including projections, financial or other information relating thereto or (B) if doing so could violate any contract in existence as of the date of this Agreement or Law to which Seller or any of its Affiliates (including the Company) is a party or is subject or which it believes in good faith could result in a loss of the ability to successfully assert a claim of privilege (including, without limitation, the attorney-client and work-product privileges) or (ii) any Consolidated or Combined Return or any other information relating to Taxes or Tax Returns in each case other than to the extent relating solely to the Company.

          (b) All information obtained pursuant to this SECTION 5.3 shall be subject to the Confidentiality Agreement.

          SECTION 5.4 Further Action; Reasonable Best Efforts

          (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate and timely filing of a Notification and Report Form pursuant to the HSR Act, to make additional required filings pursuant to any other Antitrust Law with respect to the transactions contemplated hereby as promptly as practicable (and in any event, with respect to the HSR Act, no later than ten
(10) Business Days after the date of this Agreement), to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act or any other applicable Antitrust Law and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other applicable Antitrust Laws as soon as practicable.

          (b) Each of Purchaser and Seller shall, in connection with the efforts referenced in SECTION 5.4(A) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other applicable Antitrust Law, use its reasonable best efforts to:
(i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other party informed of any communication received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other U.S. or foreign Governmental Authorities and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and (iii) permit the other party to review any communication given by it to, consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other Governmental Authorities or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Authorities or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.

          (c) In furtherance and not in limitation of the covenants of the parties contained in SECTION 5.4(A) and SECTION 5.4(B), if any concerns or objections are asserted with respect to the transactions contemplated by this Agreement under any Antitrust Law or if any suit is threatened to be instituted by the FTC, the DOJ or any other applicable Governmental Authorities or any private party challenging any of the transactions contemplated hereby as violative of any Antitrust Law or which would otherwise reasonably be expected to prohibit, prevent or restrict or materially impair or materially delay the consummation of the transactions contemplated hereby, Purchaser shall use its reasonable best efforts to resolve any such objections or suits so as to permit consummation of the transactions contemplated by this Agreement.

          SECTION 5.5 Resignations. On the Closing Date, Seller shall cause to be delivered to Purchaser duly signed resignations, effective immediately after the Closing, of all directors of the Company whereby such Persons resign from their offices and waive any right to compensation they might have in connection therewith.

          SECTION 5.6 Directors' and Officers' Indemnification and Insurance.

          (a) Without limiting any additional rights that any employee may have under any employment agreement or Benefit Plan, from and after the Closing Date, Purchaser shall indemnify and hold harmless each present (as of the Closing
Date) and former officer or director of the Company (the "INDEMNIFIED COMPANY PERSONS") against all losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including, attorneys' fees and disbursements incurred in connection with any claim, Action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the Indemnified Company Person is or was an officer or director of the Company, whether asserted or claimed prior to, on or after the Closing Date, to the fullest extent permitted under applicable Law. Each Indemnified Company Person shall receive advancement of expenses incurred in the defense of any claim, Action, suit, proceeding or investigation from Purchaser within ten (10) Business Days of receipt by Purchaser from the Indemnified Company Person of a request therefor; provided that any Indemnified Company Person to whom expenses are advanced shall provide an undertaking to repay such advances if it is ultimately determined that such Indemnified Company Person is prohibited from receiving indemnification under the WBCA or other applicable Law.

          (b) The articles of incorporation and by-laws of the Company after the Closing shall contain provisions no less favorable, taken as a whole, with respect to indemnification, advancement of expenses and exculpation of former or present directors, officers and employees than are presently set forth in the Company's articles of incorporation and by-laws, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Closing Date in any manner that would adversely affect the rights thereunder of any such individuals.

          (c) Purchaser agrees to honor and perform under, and to cause the Company to honor and perform under, all indemnification agreements entered into by the Company with any Indemnified Company Person prior to the date of this Agreement and set forth on SECTION 5.6(C) of the Disclosure Letter.

          (d) Purchaser shall purchase and not terminate a directors' and officers' insurance "tail" policy under the Company's existing directors' and officers' insurance policy which (i) has an effective term of six (6) years from the Closing Date, (ii) covers the Indemnified Company Persons, (iii) contains terms and conditions (including, without limitation, coverage amounts) that are no less advantageous, when taken as a whole, to those currently applicable to the Indemnified Company Persons, and (iv) has a coverage period commencing no later than the Closing Date. If the total cost of such coverage is in excess of $150,000, then Purchaser shall obtain as much coverage as is possible at a cost up to $150,000.

          (e) In the event that any of the Company, Purchaser or their respective successors or permitted assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a majority of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that such continuing or surviving corporation or entity or the transferee thereof, as the case may be, shall succeed to the obligations set forth in this SECTION 5.6.

          (f) This SECTION 5.6 is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Company Persons and their respective heirs and legal representatives. The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Company Person is entitled, whether pursuant to Law, contract or otherwise.

          SECTION 5.7 Third Party Consents. The Company and Purchaser shall use reasonable best efforts to obtain all necessary consents, waivers and approvals of any parties to any Material Contracts as are required thereunder in connection with the transactions contemplated by this Agreement so as to preserve all rights of, and benefits to, the Company under such Material Contracts from and after the Closing Date. Such consents, waivers and approvals shall be in a form reasonably acceptable to Purchaser. In the event that the other parties to any such Material Contracts (including any lessor or licensor of any Leased Real Property) conditions its grant of a consent, waiver or approval (including by threatening to exercise a "recapture" or other termination right) upon the payment of a consent fee, "profit sharing" payment or other consideration (including increased rent payments or other payments under the Material Contract), then Purchaser shall be solely responsible for making all payments or other accommodations required to obtain such consent, waiver or approval.

          SECTION 5.8 FIRPTA Compliance. On the Closing Date, the Company shall deliver to Purchaser a FIRPTA Compliance Certificate in a form reasonably acceptable to Purchaser.

          SECTION 5.9 Additional Instruments and Further Assurances.

          (a) At and after the Closing Date, each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

          (b) At and after the Closing Date, to the extent that Purchaser discovers that legal ownership of any issued or registered Intellectual Property or Intellectual Property for which applications for registration are pending which the Company is entitled to own under SECTION 3.18(B) is not held by or recorded in the name of the Company, Seller agrees to assign and transfer and take such further additional actions as may be reasonably necessary and reasonably requested by Purchaser to document, register and cause to be assigned and transferred to the Company effective as of the Closing Date all such issued or registered Intellectual Property or Intellectual Property for which applications for registration are pending, including all causes of action and the right to past and future damages for infringement of such issued or registered Intellectual Property or Intellectual Property for which applications for registration are pending.

          (c) At and after the Closing Date, to the extent that Seller demonstrates by a preponderance of the evidence that legal ownership of any issued or registered Intellectual Property or Intellectual Property for which applications for registration are pending which the Company is not entitled to own under SECTION 3.18(B) are set forth on SECTION 3.18(C)(I) of the Disclosure Letter in error, Purchaser agrees to assign and transfer and take such further additional actions as may be reasonably necessary and reasonably requested by Seller to document, register and cause to be assigned and transferred to Seller effective as of the Closing Date all such issued or registered Intellectual Property or Intellectual Property for which applications for registration are pending, including all causes of action and the right to past and future damages for infringement of such issued or registered Intellectual Property or Intellectual Property for which applications for registration are pending.

          SECTION 5.10 Books and Records. Purchaser and Seller shall retain all of the books and records of or with respect to the Company for a period of three
(3) years after the Closing or for such longer time as may be required by Law and shall provide assistance as reasonably requested and make such books and records (or copies thereof) available to the other party or its respective agents, during normal business hours and upon reasonable notice, after the Closing to the extent necessary for any reasonable business reasons, including, without limitation, disputing any indemnification claim, the preparation of financial statements or Tax Returns, the defense of litigation or Tax audits or compliance with other legal requirements.

          SECTION 5.11 Public Announcements. Each of Seller and Purchaser agrees that no public release or announcement concerning the transactions contemplated by this Agreement shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by Law or the rules or regulations of any applicable United States securities exchange, in which case the party required to make the release or announcement shall use its commercially reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of its issuance (it being understood that the final form and content of any such release or announcement shall be at the final discretion of the disclosing party).

          SECTION 5.12 Financing. Purchaser shall use its reasonable best efforts to have at the Closing sufficient funds, including obtaining lines of credit or other sources of immediately available funds, to enable Purchaser to pay, in cash, the Purchase Price and all other amounts payable pursuant to this Agreement or otherwise necessary to consummate the transactions contemplated hereby, including all related fees and expenses. Purchaser shall keep Seller reasonably informed with respect to its efforts pursuant to this SECTION 5.12, shall promptly notify Seller of any event which would reasonably be expected to prevent Purchaser from having at the Closing sufficient funds to enable its to pay the Purchase Price, and shall provide all reasonably related information as requested by Seller. Compliance with the foregoing shall not limit Purchaser's obligation to consummate the transactions contemplated hereby or its liability for the failure to do so.

          SECTION 5.13 Intellectual Property.

          (a) Effective as of the Closing Date, Seller hereby grants to the Company a license to use any Trademarks containing the names "America Online," "AOL" or the AOL logo (the "RETAINED NAMES") in a manner of a quality consistent with past practice solely for use in the business of the Company consistent with past practice and in each case as follows: (i) for 30 days only, for use on existing Internet websites (provided that, if a domain name for an existing Internet website is transferred from Seller to the Company prior to such time, then such license shall terminate on the earlier of (A) five (5) business days after Purchaser or the Company receives notice of such transfer or (B) upon the expiration of such thirty (30) day period); and (ii) for ninety (90) days, for use on existing advertising and promotional materials, inventory, business cards, stationery and similar items and content. The foregoing license to the Company shall expire at the end of such time period. Within thirty (30) days following the Closing Date, Seller shall initiate, and the parties shall cooperate to cause, and Seller shall use reasonable efforts to complete, the transfer from Seller to the Company of all domain names and registrations held in the name of Seller and containing Trademarks of the Company that are set forth on SECTION 3.18(C) of the Disclosure Letter. To the extent there is a local presence requirement for registration of a domain name in a jurisdiction, Seller shall have no obligation to maintain registration for such domain names after one-hundred twenty (120) days after the Closing Date.

          (b) Notwithstanding the representations and warranties of Seller under
SECTION 3.18(B), Purchaser acknowledges that the Company uses certain software, information technology and similar items pursuant to licenses that are (i) shared with other businesses of Seller and its Affiliates and/or (ii) commercially available, off the shelf software (collectively, the "RETAINED SOFTWARE"). SECTION 5.13(B) of the Disclosure Letter sets forth a true and complete list of all Retained Software that is (A) required for the operation of, or (B) material to and used in the operation of, the business of the Company as currently conducted and Currently Contemplated To Be Conducted. Purchaser acknowledges and agrees that, except as expressly provided in the Transition Services Agreement, Purchaser and the Company shall have no right to use any Retained Software after the Closing Date.

          SECTION 5.14 Real Property.

          (a) The parties shall use commercially reasonable efforts to assign to Purchaser or an Affiliate of Purchaser the Real Property Lease set forth on
SECTION 5.14(A) of the Disclosure Letter (the "ASSIGNED LEASE") and to obtain the release of Seller and its Affiliates from any obligation with respect to such Assigned Lease from and after the Closing.

          (b) Except as set forth in this SECTION 5.14, all employees of the Company shall cease using and vacate all of Seller and its Affiliates' other space from and after the Closing.

          SECTION 5.15 Financial Statements.

          (a) Seller shall use commercially reasonable efforts to prepare and to cause its auditors to take such actions as are necessary for the preparation of:

               (i) if the Waiver (as defined below) is granted by the Securities and Exchange Commission (the "SEC"), (A) audited statements of net assets to be acquired as of December 31, 2006 and December 31, 2005 and audited statements of revenues and direct expenses of the Company for the fiscal years ended December 31, 2006, December 31, 2005 and December 31, 2004 and all required footnotes thereto and (B) an unaudited statement of net assets to be acquired for the most recent fiscal quarter(s) then ended before the Closing as required by Regulation S-X promulgated under the Securities

     Exchange Act of 1934, as amended, and an unaudited statement of revenues and direct expenses of the Company for the most recent fiscal quarter(s) then ended and the year to date information for the quarter then ended and the corresponding prior fiscal periods, before the Closing as required by Regulation S-X, in each case reviewed by the Company's independent accountants in accordance with Statement of Auditing Standards No. 100 ("SAS-100") and prepared in accordance with the Waiver and the Accounting Principles and Methodologies and otherwise in a form consistent with Purchaser's requirements for filing such financial statements under Regulation S-X, as such requirements are modified by the Waiver (collectively, the "NON-GAAP FINANCIAL STATEMENTS"); or

               (ii) if the Waiver is not granted by the SEC, (A) audited balance sheets of the Company as of December 31, 2006 and December 31, 2005 and audited statements of income, stockholders' equity and comprehensive income
     (loss) and cash flows of the Company for the fiscal years ended December 31, 2006, December 31, 2005 and December 31, 2004 and all required footnotes thereto, and (B) an unaudited balance sheet of the Company for the most recent fiscal quarter(s) then ended before the Closing as required by Regulation S-X and (C) unaudited statements of income and cash flows of the Company for the most recent fiscal quarter(s) then ended and the year to date information for the quarter then ended and the corresponding prior fiscal periods, before the Closing as required by Regulation S-X, in each case reviewed by the Company's independent accountants in accordance with SAS-100 and prepared in accordance with GAAP and otherwise in a form consistent with Purchaser's requirements for filing such financial statements under Regulation S-X (collectively the "GAAP FINANCIAL STATEMENTS"). With respect to the statements of stockholders' equity and comprehensive income (loss) described above, changes in stockholders' equity and changes in comprehensive income will be presented in the GAAP Financial Statements, either in a separate statement or in a note to such financial statements, as and if required by Regulation S-X.

          (b) If requested by Purchaser to do so, the Company shall use commercially reasonable efforts to cause its auditors to deliver any opinions or consents necessary for Purchaser to file the GAAP Financial Statements and the Non-GAAP Financial Statements with the SEC. Purchaser shall promptly prepare and present to the SEC a request for, and use commercially reasonable efforts to obtain as promptly as possible, a waiver of the requirement under Rule 3-05 of Regulation S-X to allow Purchaser to file the Non-GAAP Financial Statements in satisfaction of its obligation to file financial statements of the Company under such rule (the "WAIVER").

          (c) Notwithstanding anything to the contrary contained in this Section 5.15, in the event Purchaser reasonably determines, based upon the advice of its independent registered public accountants, that additional financial statements of the Company are required in order for Purchaser to comply with Regulation S-X, Seller shall use commercially reasonable efforts to prepare and to cause its auditors to take such actions as are necessary for the preparation and delivery of such additional financial statements.

          SECTION 5.16 Account Administration.

          (a) Monies of the Company Received By Seller After Closing. After the Closing Date, all payments and reimbursements made by any third party in the name of or to Seller to the extent, in connection with, arising out of or relating to the Company shall be held by Seller in trust for the benefit of the Company, and, on or prior to the last Business Day of the month following the month in which Seller received such payment or reimbursement, Seller shall pay over to the Company the amount of such payment or reimbursement. Except as set forth in the Transition Services Agreement or in SECTION 5.9(A), this SECTION 5.16(A) or SECTION 5.17, Seller will in no event assist or provide services to Purchaser or the Company in the administration or collection of any accounts receivable of the Company, whether outstanding prior to, as of or after the Closing.

          (b) Accounts Payable of the Company. After the Closing Date, if Seller receives any notices or invoices by any third party in connection with, arising out of or relating to any accounts payable of the Company, then, promptly after receipt by Seller of any such notice or invoice, Seller shall forward such notice or invoice to the Company for payment by Purchaser or the Company. Except as set forth in the Transition Services Agreement or in SECTION 5.9(A), this
SECTION 5.16(B) or SECTION 5.17, Seller will in no event assist or provide services to Purchaser or the Company in the payment or administration of any accounts payable of the Company outstanding after the Closing.

          SECTION 5.17 Integration Assistance Until the Closing Date. Between the date of this Agreement and the Closing Date, Seller will use its commercially reasonable efforts to assist the Purchaser, in a manner that does not unreasonably interfere with Seller's operations or business, to facilitate the orderly transition of the Company's operations to Purchaser's payroll, billing, accounts receivable and internal computing systems and networks, as are reasonably required to operate the business of the Company at and after the Closing as a wholly owned Subsidiary of the Purchaser without the assistance, support or services of Seller. Purchaser will promptly reimburse Seller for all out-of-pocket expenses incurred by Seller in complying with this Section 5.17, and Seller will not assume any risk or liability associated with Purchaser's failure to successfully transition any of the Company's operations so long as Seller has complied with its obligations in this Section 5.17.

          SECTION 5.18 Seattle Sublease. Prior to the Closing, Seller will enter into a sublease with the Company with respect to the Seattle Property, which sublease will be on the terms set forth on EXHIBIT F.

                                   ARTICLE VI
                                EMPLOYEE MATTERS

          SECTION 6.1 Employee Matters.

          (a) (i) Effective as of the Closing Date, Purchaser (or one of its Affiliates): (1) shall continue to employ each Acquired Company Employee and each Non-U.S. Employee; and (2) shall continue to employ (where employment continues automatically by operation of Law) or offer employment to (where employment does not continue automatically by operation of Law) each Non-U.S. Service Provider. The Persons described in clauses (1) and (2) shall include those Persons absent from work due to holiday, vacation, injury, sick leave, disability, jury duty, military leave or other leave of absence. Each Acquired Company Employee, each Non-U.S. Employee and each Non-U.S. Service Provider who continues in employment or accepts an offer of employment, as the case may be, shall be referred to herein as a "TRANSFERRED EMPLOYEE." Except to the extent required by applicable Law, such continued employment or offers of employment will be on an "at-will" basis and will be contingent on the Closing. Except to the extent required by applicable Law, and subject to SECTION 6.1(B) and SECTION 6.1(D)(II), Transferred Employees will, upon Closing, become subject to Purchaser's standard sexual harassment, business ethics, insider trading and disclosure policies and procedures, copies of which have been provided to Seller prior to the date hereof. With respect to Non-U.S. Service Providers, such offers of employment may be conditioned upon the Non-U.S. Service Provider's provision of evidence of legal right to work in such Non-U.S. Service Provider's current country of service.

               (ii) With respect to each Non-U.S. Employee and each Non-U.S. Service Provider, Purchaser or its Affiliates shall, with the good faith assistance of Seller and the Company, take all actions required by applicable Law, including, where applicable, (A) submitting any filings to governmental agencies, (B) consulting with and providing any required notices to employees, service providers, labor organizations, works councils, European Works Councils or other employee representative bodies and (C) making compliant offers of employment at or prior to Closing, to effectuate a transfer of employment and employer substitution as of the Closing Date in accordance with applicable Law. In addition, Purchaser agrees to cooperate with Seller and the Company in good faith to take such further action before, on or after the Closing Date, to ensure that such transfers of employment are effected in a manner that does not result in any termination liabilities to Seller (including severance, vacation accruals, vacation bonuses, or "13th salary") and that does not result in a suspension or gap in benefit plan coverage or a reduction in compensation or benefits. Purchaser further agrees to take the specific actions set forth on SECTION 6.1(A)(II) of the Disclosure Letter in respect of the Non-U.S. Employees and Non-U.S. Service Providers.

               (iii) Purchaser hereby indemnifies Seller (itself and also on behalf of the Non-U.S. Service Provider's current employer) and agrees to hold Seller harmless against any and all Losses or Liabilities arising out of or resulting from, directly or indirectly, (A) Purchaser's failure to comply with this SECTION 6.1(A), including, without limitation, Liabilities and claims relating to alleged termination of employment, breach of contract, constructive discharge, failure to inform or consult, non-payment of remuneration, compensation or benefits, wrongful or unlawful termination or employee or employment-related rights, obligations or Liabilities and
     (B) any severance,
     termination indemnity, redundancy or any other similar or related payments, costs, benefits, compensation or Liabilities with respect to any Non-U.S. Service Provider who does not accept Purchaser's offer of employment or whose employment does not transfer to Purchaser or one of its Affiliates at Closing and therefore does not become a Transferred Employee.

          (b) Without limiting the provisions of SECTION 6.1(A) or any additional rights under any Benefit Plan, as of the Closing Date and for a period of not less than twelve (12) months following the Closing Date, Purchaser shall, or shall cause its Affiliates and the Company to, provide each Transferred Employee with base salary, incentive compensation, bonus opportunities and employee benefits that are no less favorable, in the aggregate, than those provided to such Transferred Employee immediately prior to the Closing Date. Without limiting the generality of the foregoing, (i) Purchaser shall not, during such twelve (12) month period, reduce any Transferred Employee's rate of salary or wages from that in effect immediately prior to Closing, and (ii) from and after the Closing Date, Purchaser shall, or shall cause its Affiliates and the Company, as applicable, to honor those employment, change in control, termination, retention and severance agreements set forth in SECTION 6.1(B) of the Disclosure Letter.

          (c) From and after the Closing Date, Purchaser shall, or shall cause its Affiliates and the Company to, provide each Transferred Employee credit for all service with Seller, the Company and their Affiliates (and service credited by any of them with any predecessor employer) for purposes of eligibility to participate and vesting under all employee benefit plans, programs, policies and arrangements (other than equity incentive compensation awards under stock incentive plans, such as stock options and restricted stock units, but not retirement plans) in which the Transferred Employees become participants on or after the Closing Date; provided, however, that such service need not be recognized to the extent that such recognition would result in a duplication of benefits. From and after the Closing Date, Purchaser shall, or shall cause its Affiliates and the Company to, as applicable, (i) waive all limitations as to preexisting conditions and waiting periods with respect to participation and coverage requirements applicable to the Transferred Employees under any welfare benefit plans in which such Transferred Employees may be eligible to participate after the Closing Date and (ii) provide each Transferred Employee with credit for any co-payments and deductibles paid during the portion of the relevant plan year prior to the Closing Date to satisfy any applicable deductible or out-of-pocket requirements under any welfare plans in which such Transferred Employees are eligible to participate after the Closing Date.

          (d) (i) Effective as of the Closing Date, all Acquired Company Employees and Non-U.S. Employees and Non-U.S. Service Providers shall cease to accrue any further benefits under, and shall cease to participate as active participants in, all Benefit Plans and all other compensation and benefit arrangements, plans, policies or agreements sponsored, contributed to or maintained by Seller or any of its Subsidiaries or Affiliates that are not maintained exclusively by the Company (the "SELLER PLANS"). As of the Closing Date, the Company shall cease to be a participating employer under the Seller Plans and Seller shall retain all assets and liabilities under, and Seller or any Affiliate of Seller shall assume sole sponsorship of, the Seller Plans.

               (ii) Purchaser's and Seller's agreements with respect to certain bonus arrangements are set forth on SECTION 6.1(D)(II) of the Disclosure Letter.

          (e) As of the Closing Date, except as otherwise provided in SECTION 6.1(A)(III) and SECTION 6.1(D)(II), Seller shall be responsible for and shall indemnify and hold harmless, Purchaser against any liabilities or claims under the Seller Plans.

          (f) Purchaser shall not assume any options, warrants, stock appreciation, phantom stock, or other similar rights or equity based awards with respect to any security of the Company, Seller or any Affiliate thereof, and all such awards shall remain the sole responsibility of Seller or any Affiliate thereof.

          (g) Purchaser (or, after the Closing, the Company) shall not, at any time prior to ninety (90) days after the Closing, effectuate a "plant closing" or "mass layoff", as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988 ("WARN"), affecting in whole or in part any site of employment, facility, operating unit or employee of Seller, without notifying Seller in advance and without complying with the notice requirements and other provisions of WARN. In addition, Purchaser (or, after the Closing, the Company) shall provide a full defense to, and indemnify Seller for, any loss, liability, claim, damage or expense (including attorneys' fees and other costs of defense) which Seller may incur in connection with, any suit or claim of violation brought against Seller under WARN for any actions taken by Purchaser (or, after the Closing, the Company) with regard to any site of employment, facility, operating unit or employee affected by this Agreement.

          SECTION 6.2 No Third Party Beneficiaries. This ARTICLE VI shall inure exclusively to the benefit of, and be binding solely upon, the parties to this Agreement and their respective successors, permitted assigns, executors and legal representatives. Nothing in this ARTICLE VI, expressed or implied, shall be construed to create any third-party beneficiary rights in any present or former employee, service provider or any such Person's alternate payees, dependents or beneficiaries, whether in respect of continued employment or resumed employment, compensation, employee benefits or otherwise.

                                   ARTICLE VII
                                   TAX MATTERS

          SECTION 7.1 Tax Returns; Responsibility for Pre-Closing Taxes.

          (a) Purchaser shall file, or cause to be filed, all Tax Returns relating to the Company, other than those Tax Returns (i) of the Company that are due on or prior to the Closing Date or (ii) that are Consolidated or Combined Returns. With respect to Tax Returns that are required to be filed after the Closing Date by or with respect to the Company for any Tax period that commenced prior to and continues after the Closing Date (such period, a "STRADDLE

PERIOD," and such returns, "STRADDLE RETURNS"), such Straddle Returns shall be prepared in a manner consistent with past practice (unless otherwise required by Law). Purchaser shall deliver to Seller at least thirty (30) days prior to the due date for filing such Straddle Return (including extensions) a statement setting forth the amount of Tax allocated to Seller pursuant to SECTION 7.1(C) (the "TAX STATEMENT") and copies of such Straddle Return. Seller shall have the right to review such Straddle Return and the Tax Statement prior to the filing of such Straddle Return and, within ten (10) days after the date of receipt by Seller of any Straddle Return, to request in writing any reasonable changes to such Straddle Return. Seller and Purchaser agree to consult and resolve in good faith any issue arising as a result of the review of such Straddle Return and the Tax Statement and mutually to consent to the filing as promptly as possible of such Straddle Return. In the event the parties are unable to resolve any dispute within ten (10) days after Purchaser has received Seller's written request for changes, then any disputed issues shall be immediately submitted to a nationally recognized independent accounting firm chosen by and mutually acceptable to both Seller and Purchaser to resolve in a final binding matter prior to the due date for such Straddle Return. The fees and expenses of such independent accounting firm shall be shared equally between Seller and Purchaser.

          (b) Seller shall file, or cause to be filed, all Tax Returns referred to in SECTION 7.1(A)(I) and SECTION 7.1(A)(II) and, to the extent that they are required to be filed (without regard to extensions) on or before the Closing Date, shall pay all Taxes due with respect to such Tax Returns, which Tax Returns shall be completed in accordance with applicable Law and consistent with past practice. Neither Seller nor its Affiliates shall take any position on any amended Tax Return relating to the Company or settle or compromise any Action or audit, in each case that would have a material adverse effect on Purchaser or its Affiliates (including, after the Closing, the Company).

          (c) Seller and its Affiliates (other than the Company) shall indemnify and hold Purchaser and its Affiliates (including, after the Closing, the Company) harmless against any and all Losses for (i) any Income Taxes (A) imposed on the Company with respect to any Tax period (or portion thereof) ending on or before the Closing Date (the "PRE-CLOSING TAX PERIOD") and (B) with respect to the Pre-Closing Tax Period, of any other Person as a result of Treas. Reg. Section 1.1502-6(a) (or any similar provision of state, local or foreign Law, including any arrangement for group or consortium relief or similar arrangement), as a transferee or successor, by contract or otherwise, and (ii) any Taxes of Wildseed or Transfer Taxes relating to the transfer of Wildseed (or the transfer of assets to or from Wildseed). The Income Taxes imposed upon the Company allocable to the Pre-Closing Tax Period shall be computed as if such taxable period ended on the Closing Date; provided that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions), other than with respect to property placed in service after the Closing, shall be allocated between the Pre-Closing Tax Period and the period after the Closing Date in proportion to the number of days in each period.

          SECTION 7.2 Refunds and Tax Benefits. The amount or economic benefit of any refunds, credits or offsets of Taxes of the Company with respect to Taxes that are paid by

Seller under SECTION 7.1(C) shall be for the account of Seller. The amount or economic benefit of any other refunds, credits or offsets of Taxes of the Company shall be for the account of Purchaser. Each party shall forward, and shall cause its Affiliates to forward, to the party entitled to receive the amount or economic benefit of a refund, credit or offset of Taxes the amount of such refund, or the economic benefit of such credit or offset of Taxes, within ten (10) days after such refund is received or after such credit or offset is allowed or applied against another Tax liability, as the case may be.

          SECTION 7.3 Carrybacks. To the extent permitted by Law, Purchaser shall cause the Company to elect to relinquish any carryback of net operating losses, net capital losses, unused tax credits and other deductible or creditable tax attributes arising in a period beginning after the Closing Date to a consolidated, combined or unitary Tax Return for any taxable period ending on or before the Closing Date.

          SECTION 7.4 Transfer Taxes. Notwithstanding any provision of this Agreement to the contrary, all Transfer Taxes in connection with the transactions contemplated by this Agreement shall be borne solely by Purchaser (other than as set forth in SECTION 7.1(C)(II) with respect to Wildseed). Purchaser shall file, or shall cause to be filed, to the extent permitted by applicable Law, all Tax Returns as may be required to comply with the provisions of such Tax Laws relating to Transfer Taxes.

          SECTION 7.5 Tax Sharing Agreements. On or prior to the Closing Date, all Tax sharing agreements between the Company, on the one hand, and Seller or its Affiliates (other than the Company), on the other hand, shall be terminated, and, after the Closing, neither the Company, Seller, Purchaser or any Affiliates of the foregoing shall be bound thereby or have any obligations or Liability thereunder.

          SECTION 7.6 Tax Treatment of Indemnity Payments. The parties agree to treat any indemnity payment made under this ARTICLE VII or ARTICLE IX as an adjustment to the Purchase Price for all federal, state, local and foreign Tax purposes, and the parties agree to, and shall cause their respective Affiliates to, file their Tax Returns accordingly.

          SECTION 7.7 Tax Cooperation. Purchaser and its Affiliates and Seller and its Affiliates shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of any Tax Returns with respect to the Company or its operations and any audit, litigation or other proceeding with respect to Taxes of or attributable to the Company or its operations. Such cooperation shall include retention and provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder.

          SECTION 7.8 Survival. The obligations set forth in this ARTICLE VII (and any claim for breach thereof) shall terminate at the close of business on the thirtieth (30th) day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof), and shall not be subject to any of the limitations on indemnification set forth in ARTICLE IX hereof. In the event of any conflict between this ARTICLE VII and any other provision of this Agreement (including Article IX), this ARTICLE VII shall govern.

          SECTION 7.9 Tax Contest.

          (a) If a claim shall be made by any Tax Authority, which, if successful, might result in an indemnity payment to an Indemnified Party pursuant to SECTION 7.1(C) or SECTION 9.2, then such Indemnified Party shall give notice to the Indemnifying Party in writing of such claim and of any counterclaim the Indemnified Party proposes to assert (a "TAX CLAIM"); provided, however, the failure to give such notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party has been materially prejudiced as a result of such failure.

          (b) Except as set forth in SECTION 7.9(C) with respect to Straddle Periods, with respect to any Tax Claim made prior to the twelve (12) month anniversary of the date of this Agreement or relating to Income Taxes of the Company, in each case for a Pre-Closing Tax Period (each, a "SELLER CONTROLLED TAX CLAIM"), Seller shall, solely at its own cost and expense, control all proceedings and may make all decisions taken in connection with such Seller Controlled Tax Claim (including selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any Tax Authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where applicable Law permits such refund suits or contest the Seller Controlled Tax Claim in any permissible manner. Notwithstanding the foregoing, Sellers shall not settle such Seller Controlled Tax Claim without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, and Purchaser, and counsel of its own choosing, shall have the right to participate fully in all aspects of the prosecution or defense of such Seller Controlled Tax Claim if Purchaser reasonably determines that such Seller Controlled Tax Claim could have a material adverse impact on the Taxes of the Company in a taxable period or portion thereof beginning after the Closing Date. Except as set forth in SECTION 7.9(C) with respect to Straddle Periods, Purchaser shall control all proceeding and make all decisions taken in connection with all other Tax Claims.

          (c) Seller and Purchaser shall jointly control and participate in all proceedings taken in connection with any Tax Claim made prior to the twelve (12) month anniversary of the date of this Agreement or relating to Income Taxes of the Company, in each case for a Straddle Period and shall bear their own respective costs and expenses. Neither Seller nor Purchaser shall settle any such Tax Claim without the prior written consent of the other.

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

          SECTION 8.1 Mutual Conditions to Closing. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing, of each of the following conditions:

          (a) No statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any United States or any other Governmental Authority which prohibits, restrains or enjoins the consummation of the transactions contemplated by this Agreement; provided, however, that, prior to invoking this condition, each party shall have complied with its covenants and obligations under SECTION 5.4; and

          (b) The waiting period (and any extension thereof) applicable to the transactions contemplated by this Agreement under the HSR Act shall have been terminated or shall have expired.

          SECTION 8.2 Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be further subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

          (a) The representations and warranties of Seller and the Company set forth in this Agreement and in any certificate delivered pursuant to this
ARTICLE VIII (disregarding, for this purpose, all exceptions in those representations and warranties relating to materiality, Company Material Adverse Effect and Seller Material Adverse Effect contained therein other than the reference thereto contained in SECTION 3.10(K)) shall be true and correct on and as of the date of this Agreement and as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation and warranty shall be true and correct as of such specified date), except where the failure of any such representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not be reasonably likely to have a Company Material Adverse Effect (it being understood and agreed that, solely for the purposes of determining whether this condition has been satisfied with respect to the representation and warranty set forth in SECTION 3.18(H), the definition of Company Material Adverse Effect shall be read to replace "Company" with "Purchaser").

          (b) Seller shall have performed in all material respects and complied with in all material respects the obligations, agreements and covenants, required to be performed by or complied with by it under this Agreement at or prior to the Closing Date.

          (c) Purchaser shall have received a certificate of an executive officer of Seller certifying that the conditions set forth in SECTION 8.2(A) and
SECTION 8.2(B) have been satisfied.

          (d) If the Waiver has been granted by the SEC, Seller shall have delivered the Non-GAAP Financial Statements to Purchaser, and, if the Waiver has not been granted by the SEC, Seller shall have delivered the GAAP Financial Statements to Purchaser, in each case as contemplated by SECTION 5.15.

          (e) No Company Material Adverse Effect shall have occurred since the date of this Agreement and be continuing as of the Closing Date.

          SECTION 8.3 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated under this Agreement shall be further subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

          (a) The representations and warranties of Purchaser set forth in this Agreement and in any certificate delivered pursuant to this ARTICLE VIII (disregarding, for this purpose, all exceptions in those representations and warranties relating to materiality and Purchaser Material Adverse Effect) shall be true and correct on and as of the date of this Agreement and as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation and warranty shall be true and correct as of such specified date), except where the failure of any such representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not be reasonably likely to have a Purchaser Material Adverse Effect.

          (b) Purchaser shall have performed in all material respects and complied with in all material respects the obligations, agreements and covenants, required to be performed by or complied with by it under this Agreement at or prior to the Closing Date.

          (c) Seller shall have received a certificate of an executive officer of Purchaser certifying that the conditions set forth in SECTION 8.3(A) and
SECTION 8.3(B) have been satisfied.

                                   ARTICLE IX
                                 INDEMNIFICATION

          SECTION 9.1 Survival of Representations and Warranties. The representations and warranties contained in this Agreement shall expire on the twelve (12) month anniversary of the date of this Agreement; provided, however, that the representations and warranties contained (i) in the first sentence of
SECTION 3.1 (Organization) and in SECTION 3.2 (Authority; Enforceability),
SECTION 3.5 (Capitalization of the Company), and SECTION 3.22 (Brokers) and (ii) in the first sentence of SECTION 4.1 (Organization) and in SECTION 4.2 (Authority; Enforceability) and SECTION 4.8 (Brokers) (each, an "EXCEPTED REPRESENTATION") shall survive until the expiration of the applicable statute of limitations for such representation and warranty. If written notice of a claim has been given in accordance with SECTION 9.2(C) prior to the expiration of the applicable representation and warranty, then the relevant representation and warranty shall survive as to such claim until such claim has been finally resolved.

          SECTION 9.2 Indemnification.

          (a) From and after the Closing, Purchaser and its Affiliates, officers, directors, employees, agents, successors and permitted assigns shall be indemnified and held harmless by Seller from and against all Liabilities, losses, damages, claims, costs and expenses (including reasonable attorneys' fees and expenses), interest, awards, judgments and penalties actually suffered or incurred by them (hereinafter a "LOSS") arising out of or resulting from:

               (i) the breach of any representation or warranty made by Seller in this Agreement or in any certificate delivered pursuant to ARTICLE VIII; provided, however, that for purposes of determining the amount of any Loss incurred or sustained as a result of any breach or inaccuracy of any representation or warranty of the Company or Seller (but not for purposes of determining whether any such breach has occurred), all exceptions in such representation or warranty relating to materiality and Company Material Adverse Effect shall be disregarded other than such exceptions contained in SECTION 3.10(K);

               (ii) the breach of any covenant or agreement by Seller contained in this Agreement;

               (iii) the Wildseed Agreement or the business of Wildseed; or

               (iv) any Expenses incurred by the Company prior to the Closing and not paid by Seller.

The foregoing provisions of this SECTION 9.2(A) shall not apply with respect to any Losses arising out of (and no indemnification hereunder shall be available with respect to) any breach of any representation or warranty of Seller that has expired as provided in SECTION 9.1.

          (b) From and after the Closing, Seller and its Affiliates, officers, directors, employees, agents, successors and permitted assigns shall be indemnified and held harmless by Purchaser for any and all Losses arising out of or resulting from:

               (i) the breach of any representation or warranty made by Purchaser in this Agreement or in any certificate delivered pursuant to
     ARTICLE VIII;

               (ii) the breach of any covenant or agreement by Purchaser contained in this Agreement; or

               (iii) any Liabilities of the Company after the Closing other than as specifically contemplated by this Agreement to be the responsibility of Seller or which otherwise constitutes a Loss for which Purchaser is entitled to indemnification hereunder.

The foregoing provisions of this SECTION 9.2(B) shall not apply with respect to any Losses arising out of (and no indemnification hereunder shall be available with respect to) any breach of any representation or warranty of Purchaser that has expired as provided in SECTION 9.1.

          (c) Any party seeking indemnification under SECTION 9.2(A) or SECTION 9.2(B) (an "INDEMNIFIED PARTY") (except with respect to Tax Claims, which shall be governed exclusively by ARTICLE VII) shall promptly give the party from whom indemnification is being sought (an "INDEMNIFYING PARTY") notice (a "CLAIM NOTICE") of any matter which such Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement within sixty
(60) days of such determination, stating in reasonable detail, the nature of the claim, a good-faith reasonable estimate of the Loss and method of computation thereof and a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. If the Indemnifying Party has disputed a claim for indemnification (including any Third-Party Claim), the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution to such dispute. If the Indemnifying Party and the Indemnified Party cannot resolve such dispute in thirty (30) days after the commencement of such negotiations, such dispute shall be resolved by litigation in an appropriate court of law.

          (d) Except with respect to Tax Claims (which shall be governed exclusively by ARTICLE VII), the obligations and Liabilities of an Indemnifying Party under SECTION 9.2 with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in SECTION 9.2 (a "THIRD PARTY CLAIM") shall be governed by and contingent upon the following additional terms and conditions:

               (i) If an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within thirty (30) days of the receipt by the Indemnified Party of such notice and a copy of the papers served with respect to such claim (if any); provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under SECTION 9.2, except to the extent the Indemnifying Party is materially prejudiced by such failure. At its election, the Indemnifying Party shall be entitled to jointly participate in the defense of such Third Party Claim with the Indemnified Party if the Indemnifying Party gives notice to the Indemnified Party of its intention to join in the participation of the defense of such Third Party Claim within the earlier of (i) ninety (90) calendar days of delivery of the Claim Notice and (ii) ten (10) Business Days following delivery of written notice from the Indemnified Party to the Indemnifying Party that the Indemnified Party has reasonably and in good faith, based on the advice of outside counsel, determined that the Indemnified Party's ability to successfully prosecute such litigation would be materially prejudiced by the failure to make such election to join prior to expiration of the ninety (90) day period referred to in the immediately preceding clause (i); provided that the Indemnified Party shall grant the Indemnifying Party reasonable access to all relevant witnesses, records, materials and information in order to determine whether to exercise such right. In the event the Indemnifying Party exercises the right to join with the Indemnified Party in any such defense against any such Third Party Claim as provided above, the Indemnified Party and the Indemnifying Party shall (i) consult and cooperate with each other in such defense and in all strategic, tactical and other significant actions and decisions relating thereto (and shall not take any material actions or decisions without the consent of the other party), (ii) both be considered to be engaged in a client relationship with the counsel acting in the defense of such Third Party Claim and (iii) shall make available to each other all witnesses, records, materials and information in such party's possession or under such party's control relating thereto as is reasonably required to conduct the defense of such Third Party Claim. Counsel for such defense shall be selected by the mutual agreement of the Indemnified Party and the Indemnifying Party and both the Indemnifying Party and the Indemnified Party shall share an attorney-client relationship with such counsel.

               (ii) In the event the Indemnifying Party does not elect to join in the defense of any Third Party Claim pursuant to the terms hereof, the Indemnified Party shall have the right, in its sole discretion, to assume and control the defense of such Third Party Claim without relieving the Indemnifying Party of any of its obligations to indemnify the Indemnified Party pursuant and subject to this ARTICLE IX for Losses incurred in connection with such Third Party Claim (including the cost of the defense thereof).

               (iii) In the event the Indemnifying Party elects to join in the defense of any Third Party Claim pursuant to the terms hereof:

               (A) The Indemnified Party shall have the right, in its sole discretion at any time and without the consent of the Indemnifying Party, to settle or compromise any such Third Party Claim or consent to the entry of any judgment in respect of such Third Party Claim if:
          (I) after giving effect to the limitations set forth in this ARTICLE IX based on the indemnified Losses to date, the amount of such settlement, judgment or compromise (including the cost of defending against such Third Party Claim) would be borne more by the Indemnified Party than the Indemnifying Party; (II) such settlement, compromise or judgment includes as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnifying Party of a written release from all liability in respect of such Third Party Claim; (III) in the case of a settlement, such settlement does not contain any admission of fault by or on behalf of the Indemnifying Party; and (IV) such settlement, compromise or judgment does not contain any non-monetary relief imposed upon the Indemnifying Party.

               (B) The Indemnifying Party shall have the right, in its sole discretion at any time and without the consent of the Indemnified Party, to cause the Indemnified Party to settle or compromise such Third Party Claim or consent to the entry of any judgment in respect of such Third Party Claim if: (I) after giving effect to the limitations set forth in this ARTICLE IX based on the indemnified Losses to date, (x) the amount of such settlement, judgment or compromise (including the cost of defending against such Third Party Claim) would be borne more by the Indemnifying Party than the Indemnified Party, (y) such amount does not exceed the Cap and (z) the amount payable by the Indemnified Party does not exceed the then-remaining portion of the Basket; (II) such settlement, compromise or judgment includes as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a written release from all liability in respect of such Third Party Claim; (III) in the case of a settlement, such settlement does not contain any admission of fault by or on behalf of the Indemnified Party; and (IV) such settlement, compromise or judgment does not contain any non-monetary relief imposed upon the Indemnified Party.

               (C) In all cases not described in the foregoing clauses (A) and
          (B), any settlement or compromise of, or consent to judgment in, any such Third Party Claim shall require the mutual consent of the Indemnified Party and the Indemnifying Party.

          SECTION 9.3 Limits on Indemnification.

          (a) Basket.

               (i) No amount shall be payable by Seller pursuant to SECTION 9.2(A)(I) or SECTION 9.2(A)(II) unless the aggregate amount of Losses indemnifiable under SECTION 9.2(A)(I) or SECTION 9.2(A)(II) exceeds $5,000,000 (the "BASKET") (and only to the extent of such excess); and

               (ii) No amount shall be payable by Purchaser pursuant to SECTION 9.2(B)(I) or SECTION 9.2(B)(II) unless the aggregate amount of Losses indemnifiable under SECTION 9.2(B)(I) or SECTION 9.2(B)(II) exceeds the Basket (and only to the extent of such excess);

provided, however, that the limitations set forth in this SECTION 9.3(A) shall not apply to (A) Losses arising out of breaches of the representations and warranties contained in SECTION 3.20 (Taxes) or the Excepted Representations or
(B) breaches of covenants or agreements that are willful or intentional.

          (b) Cap. Notwithstanding anything to the contrary contained in this Agreement, the maximum amount of aggregate indemnifiable Losses which may be recovered from Seller, on the one hand, or Purchaser, on the other hand, arising out of or resulting from the causes enumerated in SECTION 9.2 shall be an amount equal to $25,000,000 (the "MAXIMUM AMOUNT"); provided that no such limitation shall apply in respect of Losses arising out of (i) breaches of the Excepted Representations (provided, however, that Losses arising out of the Excepted Representations shall not be indemnified in an amount, when taken together with all other indemnifiable Losses, in excess of the Purchase Price) or (ii) SECTION 9.2(A)(III), SECTION 9.2(A)(IV) or SECTION 9.2(B)(III), for which no such maximum limitations shall apply.

          (c) De Minimis Threshold. No amount shall be payable by an Indemnifying Party pursuant to SECTION 9.2(A)(I), SECTION 9.2(A)(II), SECTION 9.2(B)(I) or SECTION 9.2(B)(II) unless the amount of Losses with respect to any single matter or series of related matters exceeds

$50,000, and any such Losses that are in an amount of $50,000 or less shall not be included in calculating the deductibles established in SECTION 9.3(A); provided, however, that no such limitation shall apply in respect of Losses arising out of SECTION 9.2(A)(III), SECTION 9.2(A)(IV) or SECTION 9.2(B)(III).

          (d) No Incidental Damages, Etc. Other than in connection with Third Party Claims which are resolved in a manner that requires the payment of such damages to a third party, no Indemnifying Party shall be liable for any punitive or special damages or any damages caused by or consisting of business interruption or loss of future revenue, cash flows or profits or loss of business reputation or opportunity or any damages measure determined by diminution in value or the application of a multiple to any financial or other dollar measure.

          SECTION 9.4 Computation of Indemnifiable Losses. Any amount payable pursuant to this ARTICLE IX shall be decreased to the extent of any amounts actually recovered by the Indemnified Party from any third party (including insurance proceeds) in respect of an indemnifiable Loss; provided, however, the Indemnified Parties shall be under no obligation to pursue payment under or from any insurer or third party in respect of such Losses prior to pursuing payment from any Indemnifying Party.

          SECTION 9.5 Access. From and after the delivery of a Claim Notice by any Indemnified Party, each Indemnified Party shall grant the Indemnifying Party and its representatives all reasonable access to the books, records, employees and properties of such Indemnified Party (including, without limitation, the Company) related to the matters to which the claim relates (provided that, as necessary to protect any attorney-client privilege, the parties shall execute a joint defense agreement containing customary terms). All such access shall be granted during normal business hours.

          SECTION 9.6 Mitigation of Damages. The parties hereto shall cooperate with each other and use commercially reasonable efforts to mitigate any Losses.

          SECTION 9.7 Indemnification as Exclusive Remedy. Subject to SECTION
11.8 and ARTICLE VII, the indemnification provided in this ARTICLE IX (but subject to the limitations set forth herein) shall be the exclusive post-Closing remedy available to any party for any Loss suffered in connection with or arising from the transactions contemplated hereby, including any breach of any representation, warranty, covenant or agreement by the other party contained herein, and no party shall pursue or seek to pursue any other remedy. Except as specifically set forth in or arising under this Agreement, from and after the Closing, the parties hereto waive any rights and claims that a party may have against any other party, whether in law or in equity, relating to the transactions contemplated hereby or thereby, including claims for contribution or other rights of recovery arising out of or relating to any Environmental Laws, claims for breach of contract, breach of representation or warranty, negligent misrepresentation and all claims for breach of duty; provided, however, that nothing set forth in this Agreement shall limit the rights, remedies and claims of any party hereto with respect to any actual fraud.

                                    ARTICLE X
                        TERMINATION, AMENDMENT AND WAIVER

          SECTION 10.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Closing Date:

          (a) by mutual written consent of each party hereto;

          (b) by any party hereto if any court of competent jurisdiction or other Governmental Authority shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action is or shall have become final and nonappealable;

          (c) by any party hereto if the Closing Date shall not have occurred on or before November 20, 2007 (the "TERMINATION DATE"); provided that the right to terminate this Agreement pursuant to this SECTION 10.1(C) shall not be available to the party seeking to terminate if any action of such party or the failure of such party to perform any of its obligations under this Agreement required to be performed at or prior to the Closing Date has been the primary cause of, or resulted in, the failure of the Closing Date to occur on or before the Termination Date and such action or failure to perform constitutes a breach of this Agreement;

          (d) by Purchaser, if Purchaser is not in material breach of its representations, covenants or agreements such that a failure of a condition to Closing contained in this Agreement would be triggered under this Agreement and there has been a breach of any representation, warranty, covenant or agreement of the Company or Seller contained in this Agreement such that the conditions set forth in SECTION 8.2(A) or SECTION 8.2(B) hereof would not be satisfied and such breach has not been cured within twenty (20) calendar days after written notice thereof to the Company and Seller; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured; or

          (e) by the Company and Seller if neither the Company nor Seller is in material breach of its representations, covenants or agreements such that a failure of a condition to Closing contained in this Agreement would be triggered under this Agreement and there has been a breach of any representation, warranty, covenant or agreement of Purchaser contained in this Agreement such that the conditions set forth in SECTION 8.3(A) or SECTION 8.3(B) hereof would not be satisfied and such breach has not been cured within twenty (20) calendar days after written notice thereof to Purchaser; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured.

The party desiring to terminate this Agreement pursuant to this SECTION 10.1 (other than pursuant to SECTION 10.1(A)) shall give notice of such termination to the other party.

          SECTION 10.2 Effect of Termination. In the event of the termination of this Agreement pursuant to SECTION 10.1, this Agreement shall forthwith become void and there shall be no further liability or obligation on the part of any party hereto, except with respect to SECTION 5.3(B) (Access to Information), SECTION 5.11 (Public Announcements), this SECTION 10.2 (Effect of Termination), SECTION 10.3 (Expenses) and ARTICLE XI (General Provisions), which shall survive such termination in accordance with their terms; provided, however, that in the event that the Closing does not occur, then (i) nothing herein shall limit the liability of either party for any willful breach of this Agreement, (ii) the provisions of Article IX shall not apply and shall be of no force or effect and
(iii) the parties hereto shall be entitled to seek any remedy available to such party in law or at equity for any such breach.

          SECTION 10.3 Expenses. All fees and expenses incurred in connection with the transactions contemplated by this Agreement, including, without limitation, all legal, accounting, financial advisory, consulting, and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby ("EXPENSES"), shall be the obligation of the respective party incurring such fees and expenses. Seller shall be responsible for and shall timely pay the Company's Expenses that are incurred prior to the Closing. Any Expenses incurred by the Company and not paid by Seller shall constitute an indemnifiable Loss under ARTICLE IX.

          SECTION 10.4 Amendment. Subject to applicable Law, this Agreement may be amended by the parties hereto at any time prior to the Closing Date. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          SECTION 10.5 Waiver. At any time prior to the Closing Date, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                   ARTICLE XI
                               GENERAL PROVISIONS

          SECTION 11.1 Materiality; Disclosure Letter. As used in this Agreement, unless the context would require otherwise, the terms "material" or "material to the Company" and the concept of the "material" nature of an effect upon the Company shall be measured relative to the entire business of the Company taken as a whole. There have been, however, included in the Disclosure Letter (and may be included elsewhere in this Agreement) items which are not "material" within the meaning of the immediately preceding sentence in order to avoid any misunderstanding, and such inclusion shall not be deemed to be an acknowledgement by Seller that such items are "material" and shall not be used to define the meaning of such term for purposes of this Agreement. Disclosures included in any Section of the Disclosure Letter shall be considered to be made for purposes of all other Sections of the Disclosure Letter to the extent that the relevance of any such disclosure to any other Section of the Disclosure Letter is reasonably apparent from the text of such disclosure.

          SECTION 11.2 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this SECTION 11.2 prior to 5:00 p.m. (New York time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date,
(iii) the Business Day following the date of dispatch, if sent by nationally recognized overnight courier service or (iv) the tenth (10th) Business Day following the date of mailing, if sent by registered or certified mail, return receipt requested, postage prepaid. The address for such notices and communications shall be as follows:

          (a) if to Seller:

               AOL LLC
               22000 AOL Way
               Dulles, Virginia 20166
               Telecopy: (703) 265-3001
               Attention: Chief Financial Officer

               with a copy to:

               AOL LLC
               22000 AOL Way
               Dulles, Virginia 20166
               Telecopy: (703) 265-1105
               Attention: Deputy General Counsel

               and to:

               Simpson Thacher & Bartlett LLP
               425 Lexington Avenue
               New York, New York 10017
               Telecopy: (212) 455-2502
               Attention: Peter S. Malloy, Esq.

          (b) if to Purchaser:

               Nuance Communications, Inc.
               1 Wayside Road
               Burlington, MA 01803

               Telecopy: (781) 565-5001
               Attention: General Counsel

               with a copy to:

               Wilson Sonsini Goodrich & Rosati
               1700 K Street, NW
               Fifth Floor
               Washington, DC 2006
               Telecopy: (202) 973-8899
               Attention: Robert D. Sanchez, Esq.

          SECTION 11.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          SECTION 11.4 Entire Agreement, Parties. This Agreement (including the Disclosure Letter and any Exhibits) and the Confidentiality Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof. The Company is a party hereto for the limited purposes set forth in the heading of this Agreement. If the Closing occurs, from and after the Closing, the Company shall not be deemed a party hereunder and shall not be entitled to enforce, waive, amend, modify or otherwise compromise any provision of this Agreement or any right or obligation of Seller hereunder.

          SECTION 11.5 Assignment. This Agreement may not be assigned by any party without the prior written consent of each of the other parties (which consent may be granted or withheld in the sole discretion of such other party). Any attempted assignment in violation of this SECTION 11.5 shall be void.

          SECTION 11.6 No Third Party Beneficiaries. Except as set forth in
SECTION 5.6, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          SECTION 11.7 Governing Law. This Agreement and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York.

          SECTION 11.8 Specific Performance; Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States of America located in the State of New York, this being in addition to any other remedy to which such party is entitled at law or in equity. In addition, each of the parties hereto agrees that any Action with respect to this Agreement or the transactions contemplated hereby may be brought only in the courts of the State of New York or the federal courts of the United States of America located in the State of New York, in each case located in the Borough of Manhattan, City of New York, State of New York. Each of the parties hereto submits to the exclusive jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in the State of New York over any Action with respect to this Agreement or the transactions contemplated hereby. Each of the parties hereto waives any objection that it may have to the venue of such Action in any such court or that such Action in such court was brought in an inconvenient court and agrees not to plead or claim the same. Each party hereto hereby agrees that, to the fullest extent permitted by Law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in SECTION 11.2 shall be effective service of process for any Action in connection with this Agreement or the transactions contemplated hereby.

          SECTION 11.9 WAIVER OF JURY TRIAL. EACH OF SELLER AND PURCHASER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SELLER OR PURCHASER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

          SECTION 11.10 Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          SECTION 11.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  (Remainder of Page Intentionally Left Blank.)

          IN WITNESS WHEREOF, Seller, Purchaser and the Company have caused this Stock Purchase Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                   AOL LLC


                                   By: /s/ Scott Falconer
                                       -----------------------------------------
                                   Name: Scott Falconer
                                         ---------------------------------------
                                   Title: Executive V.P. & G.M. for AOL Wireless
                                          --------------------------------------


                                   TEGIC COMMUNICATIONS, INC.
                                   (solely with respect to ARTICLE V (with
                                   respect to obligations to be performed
                                   by it prior to the Closing) and ARTICLE
                                   XI)


                                   By: /s/ Nisha Kumar
                                       -----------------------------------------
                                   Name: Nisha Kumar
                                         ---------------------------------------
                                   Title: Executive V.P. & CFO
                                         ---------------------------------------


                                   NUANCE COMMUNICATIONS, INC.


                                   By: /s/ Paul Ricci
                                       -----------------------------------------
                                   Name: Paul Ricci
                                   Title: CEO